UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

(Name of Registrant as Specified in its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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No Fee Required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

April 3, 2023
Dear Fellow Shareholder:
On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of Altisource Portfolio Solutions S.A. (the “Annual Meeting”), which will be held at the registered office of the Company located at 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg on Tuesday, May 16, 2023, at 9:00 a.m. Central European Time. Further details regarding admission to the Annual Meeting as well as the business to be conducted at the meeting is more fully described in the accompanying materials.
We intend to hold the Annual Meeting in person. If it is not possible to hold the Annual Meeting in person, or if we conclude that providing alternatives for access by remote communication is appropriate, we will announce alternative or additional arrangements as promptly as practicable, which may include conducting the Annual Meeting solely by means of remote attendance or conducting a hybrid Annual Meeting with the option for in-person or remote attendance. Please monitor our press releases at http://ir.altisource.com/press-releases for updated information.
It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend in person. If you are a shareholder of record (that is, you hold your shares in your name as a holder of record with our transfer agent), you may authorize your proxy by the Internet or by mail as described in the accompanying materials for the Annual Meeting. If you hold your shares through a bank or broker, please follow the voting instructions you receive from your bank or broker. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend or are limited to remote attendance.
Thank you for your support of and interest in Altisource Portfolio Solutions S.A.
Sincerely,
William B. Shepro
Chairman and Chief Executive Officer

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
PROXY STATEMENT

PAGE
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2023	3
PROXY SUMMARY	6
PROXY STATEMENT—ANNUAL MEETING OF SHAREHOLDERS	14
PROPOSAL ONE: ELECTION OF DIRECTORS	17
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE	20
BOARD OF DIRECTORS COMPENSATION	28
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
EXECUTIVE COMPENSATION	35
PROPOSAL TWO: APPROVAL AND RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED DECEMBER 31, 2022	46
PROPOSAL THREE: APPOINTMENT OF THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM AND CERTIFIED AUDITOR	47
REPORT OF THE AUDIT COMMITTEE	48
EXTERNAL AUDITOR FEES	49
PROPOSAL FOUR: APPOINTMENT OF THE SUPERVISORY AUDITOR (COMMISSAIRE AUX COMPTES)	51
PROPOSAL FIVE: APPROVAL OF THE COMPANY’S LUXEMBOURG STATUTORY ACCOUNTS	52
PROPOSAL SIX: RECEIPT AND APPROVAL OF THE DIRECTORS’ REPORT FOR THE LUXEMBOURG STATUTORY ACCOUNTS AND RECEIPT OF THE SUPERVISORY AUDITOR’S REPORT FOR THE LUXEMBOURG ANNUAL ACCOUNTS	53
PROPOSAL SEVEN: ALLOCATION OF THE RESULTS IN THE LUXEMBOURG ANNUAL ACCOUNTS	54
PROPOSAL EIGHT: DISCHARGE OF THE DIRECTORS AND THE SUPERVISORY AUDITOR	55
PROPOSAL NINE: APPROVAL OF THE RENEWAL AND AMENDMENT OF OUR SHARE REPURCHASE PROGRAM	56
PROPOSAL TEN: ADVISORY ACKNOWLEDGMENT OF THE SALE BY THE COMPANY OF 4,550,000 SHARES OF COMMON STOCK HELD AS TREASURY SHARES	57
PROPOSAL ELEVEN: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)	58
PROPOSAL TWELVE: ADVISORY VOTE ON THE FREQUENCY OF THE EXECUTIVE COMPENSATION SHAREHOLDER ADVISORY VOTE (“SAY-ON-FREQUENCY”)	59
BUSINESS RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	60
SHAREHOLDER PROPOSALS	61
ANNUAL REPORT	61
OTHER MATTERS	62

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg City
Grand Duchy of Luxembourg
R.C.S. Luxembourg B72391
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2023
NOTICE
Our Annual Meeting of Shareholders (“Annual Meeting”) will be held:
Date:	Tuesday, May 16, 2023
Time:	9:00 a.m. Central European Time
Location:	Altisource Portfolio Solutions S.A. 33, Boulevard Prince Henri L-1724 Luxembourg City Grand Duchy of Luxembourg
PURPOSE
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To elect five (5) Directors to serve until the next annual meeting of shareholders or until their respective successors have been elected and qualified;

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To approve and ratify the Audit Committee’s appointment of RSM US LLP as our independent registered certified public accounting firm for the year ended December 31, 2022;

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To approve the appointment of RSM US LLP to be our independent registered certified public accounting firm for the year ending December 31, 2023 and until the Company’s 2024 annual meeting of shareholders, and the appointment of Atwell S.à r.l. to be our certified auditor (Réviseur d’Entreprises) for the same period;

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To approve the appointment of Michelle D. Esterman, Chief Financial Officer of the Company, to be our supervisory auditor (Commissaire aux Comptes) to report on Altisource Portfolio Solutions S.A.’s unconsolidated annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg (the “Luxembourg Annual Accounts”) for the year ending December 31, 2023 and until the Company’s 2029 annual meeting of shareholders, or until her successor is duly elected and qualified;

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To approve Altisource Portfolio Solutions S.A.’s Luxembourg Annual Accounts for the year ended December 31, 2022 and Altisource Portfolio Solutions S.A.’s consolidated financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) (the “Consolidated Accounts” and, together with the Luxembourg Annual Accounts, the “Luxembourg Statutory Accounts”) as of and for the year ended December 31, 2022;

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To receive and approve the Directors’ report for the Luxembourg Statutory Accounts for the year ended December 31, 2022 and to receive the report of the supervisory auditor (Commissaire aux Comptes) for the Luxembourg Annual Accounts for the same period;

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To allocate the results in the Luxembourg Annual Accounts for the year ended December 31, 2022;

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To discharge each of the Directors of Altisource Portfolio Solutions S.A. for the performance of their mandates for the year ended December 31, 2022 and the supervisory auditor (Commissaire aux Comptes) for the performance of her mandate for the same period;

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To approve the renewal and amendment of our share repurchase program such that Altisource Portfolio Solutions S.A. is authorized, for a period of five years from the date of the Annual Meeting, to repurchase up to fifteen percent (15%) of the outstanding shares of its common stock (as of the close of business on the date of the Annual Meeting) at a minimum price of one dollar ($1.00) per share and a maximum price of twenty-five dollars ($25.00) per share, with the maximum price to be adjusted for any stock splits and reverse stock splits;
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To acknowledge, on an advisory (non-binding) basis, the sale by the Company of 4,550,000 shares of common stock held as treasury shares on February 14, 2023 in a public offering of shares at a price of five dollars ($5.00) per share;

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To approve, on an advisory (non-binding) basis, the compensation of Altisource’s named executive officers as disclosed in this proxy statement (“Say-on-Pay”);

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To approve, on an advisory (non-binding) basis, the frequency of future shareholder advisory votes on executive compensation (“Say-on-Frequency”); and

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To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

PROCEDURES
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Our Board of Directors has fixed March 24, 2023 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting

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Only shareholders as of the close of business on the record date will be able to vote at the Annual Meeting

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In order to be admitted to the meeting, each shareholder will be asked to present proof of share ownership as of the record date and valid government-issued photo identification. If your shares are held in “street name” by a bank or broker, you will also need to obtain a “legal proxy” from the holder of record to vote at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance of the meeting pursuant to the instructions listed in the accompanying materials so that your vote will be counted if you are unable to attend or are limited to remote attendance

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The proxy statement for our Annual Meeting of Shareholders and our annual report to shareholders on Form 10-K for the year ended December 31, 2022 will be available on our website under Investor Relations—Financial Information at https://ir.altisource.com/financial-information. In accordance with Securities and Exchange Commission rules, you may also access our proxy statement and annual report at http://www.proxyvote.com, a website that does not identify or track visitors to the site, by entering the Control Number found on your Notice and Access Card, your proxy card or your email notification, as applicable

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Although Luxembourg law does not require a quorum for the conduct of business at the Annual Meeting, in accordance with the requirements of the Nasdaq listing standards, we have established that the presence at the Annual Meeting of holders of at least thirty-three and one-third percent (33 1∕3%) of our issued and outstanding shares of common stock able to be voted, whether represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting

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The Luxembourg Statutory Accounts, the Directors’ report for the Luxembourg Statutory Accounts, the report of the certified auditor (Réviseur d’Entreprises) for the Consolidated Accounts and the report of the supervisory auditor (Commissaire aux Comptes) for the Luxembourg Annual Accounts will be available for inspection at our registered office during business hours, by appointment, subject to location limitations, if any, that may be imposed by the Luxembourg government, from May 2, 2023 until the conclusion of the Annual Meeting. Beginning May 2, 2023, .pdf copies will also be available to any shareholder who requests them by writing to our Corporate Secretary at corporatesecretary@altisource.com

By authorization of the Board of Directors,
Gregory J. Ritts
Corporate Secretary
April 3, 2023
Luxembourg City, Grand Duchy of Luxembourg

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read this entire proxy statement carefully before voting.
Meeting Information
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Date: Tuesday, May 16, 2023

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Annual Meeting Time: 9:00 a.m. Central European Time

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Place: 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg

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Record Date: March 24, 2023

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Agenda: The meeting will cover the proposals listed below, and any other business that may properly come before the meeting

Annual Meeting, Voting Matters and Board Recommendations
Annual Meeting of Shareholders
Proposals	Recommendation
• Election of Directors	✓ FOR each nominee
• Approval and Ratification the Audit Committee’s appointment of RSM US LLP as the Company’s Independent Registered Certified Public Accounting Firm for the year ended December 31, 2022	✓ FOR
• Appointment of the Company’s Independent Registered Certified Public Accounting Firm and Certified Auditor	✓ FOR
• Appointment of the Company’s Supervisory Auditor (Commissaire aux Comptes)	✓ FOR
• Approval of the Company’s 2022 Statutory Accounts	✓ FOR
• Receipt and Approval of the Directors’ Report for the Luxembourg Statutory Accounts and Receipt of the Supervisory Auditor’s Report for the Luxembourg Annual Accounts	✓ FOR
• Allocation of the Results in the Luxembourg Annual Accounts	✓ FOR
• Discharge of the Directors and the Supervisory Auditor	✓ FOR
• Approve the Renewal and Amendment of our Share Repurchase Program	✓ FOR
• Advisory Acknowledgment of the Sale by the Company of 4,550,000 Shares of Common Stock held as Treasury Shares	✓ FOR
• Advisory Vote on Executive Compensation (“Say-on-Pay”)	✓ FOR
• Advisory Vote on the Frequency of the Executive Compensation Shareholder Advisory Vote (“Say-on-Frequency”)	✓ FOR
Highlights
Altisource® is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Traded on the Nasdaq Global Select Market under the symbol “ASPS,” Altisource is organized under the laws of the Grand Duchy of Luxembourg.
Set forth below is a partial summary of Altisource’s 2022 performance. Please refer to our 2022 Annual Report filed on Form 10-K for a more complete description of our 2022 performance.
Corporate and Financial
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The Company spent 2022 focused on building a product and sales pipeline, as described below, improving operational efficiencies, reducing costs, and strengthening the balance sheet as the Company continued to seek to mitigate the impacts of the COVID-19 pandemic, governmental moratoriums and loss mitigation measures that affect the timing of the recovery of the market for default-related services

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Reduced full year 2022 corporate and others costs by $31.0 million, representing a 32% reduction, compared to full year 2021

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Ended 2022 with $51.0 million of cash and cash equivalents

Proxy Summary
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Ended 2022 with $196.2 million of net debt

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On December 12, 2022, we filed a Form S-3 registration statement containing two prospectuses: (i) a base prospectus covering the offering, issuance and sale of up to $100,000,000 in the aggregate of our common stock and/or warrants to purchase our common stock, consisting of some or all of these securities; and (ii) a sales agreement prospectus covering the offering, issuance and sale of up to a maximum aggregate offering price of $25,000,000 of our common stock (as of the date of this filing, we have not sold any common stock under the aforementioned sales agreement prospectus)

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On February 9, 2023, we executed: (i) an amendment to our term loans (the “Term Loan Amendment”) which, among other things, extends the maturity date to April 2025 with an option to extend to April 2026, subject to certain prepayment and other terms and conditions; and (ii) an amendment to our revolving credit agreement with STS Master Fund, Ltd. which, among other things, provides a revolving credit facility of $15 million with a maturity date coterminous with the Term Loan Amendment maturity date, as it may be extended. Both the Term Loan Amendment and the amendment to our revolving credit agreement became effective February 14, 2023

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On February 14, 2023, we closed on an underwritten public offering to sell 4,550,000 shares of our common stock (inclusive of 550,000 shares that were sold pursuant to the underwriters’ full exercise of their option to purchase additional shares of common stock), at a price of $5.00 per share, generating net proceeds of approximately $21.2 million, after deducting the underwriting discounts and commissions and other offering expenses

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On February 22, 2023, we used $20 million of the net proceeds of the underwritten public offering to repay our term loans. This paydown reduced the Payment in Kind interest rate applicable under the Term Loan Amendment and reduced the number of shares of ASPS common stock subject to warrants held by the lenders

Business and Industry Highlights
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The Servicer and Real Estate segment continues to benefit from the restart of the default business and efficiency initiatives with 47% gross profit growth on 4% service revenue growth in 2022, compared to 2021

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Industrywide foreclosure initiations were 409% higher in 2022, compared to 2021 (although still 44% lower than the pre-COVID-19 period in 2019), as the foreclosure market is beginning to recover following expiration of the Federal government’s foreclosure moratorium on July 31, 2021 and the Consumer Financial Protection Bureau’s temporary loss mitigation measures on December 31, 2021

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Industrywide foreclosure sales were 39% higher in 2022, compared to 2021 (although still 63% lower than the pre-COVID-19 period in 2019)

–
The weighted sales pipeline in the Servicer and Real Estate segment represents $41 million to $51 million in estimated annual revenue on a stabilized basis based upon our forecasted probability of closing

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The weighted sales pipeline in the Origination segment represents $20 million to $25 million in estimated annual revenue on a stabilized basis based upon our forecasted probability of closing

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The Servicer and Real Estate segment and Origination segment had strong sales wins that we estimate represent $9.4 million and $21.6 million, respectively, of annualized revenue on a stabilized basis

Culture and Community Support
During 2022, we revised the Company’s vision and mission statements to further adapt to Altisource’s evolution as a service provider and better represent the Company’s strategic plan to achieve superior financial performance over the next five years:
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Vision statement: Drive innovation that powers the mortgage and real estate lifecycle

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Mission statement: To be the trusted provider of mortgage and real estate solutions that help our customers thrive

Altisource continued to focus on innovation in support of our clients’ success and these new vision and mission statements reflect important aspects of our corporate culture.

Proxy Summary
In combination with Altisource’s core values listed below, which are regularly referenced in our employee communications, the new vision and mission statements guide the conduct of Altisource and its employees.
During 2022, we did not use corporate funds for the purposes of political advocacy or campaign contributions.
Our Core Values:
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Act with Integrity—Exhibit unwavering integrity, compliance and ethical conduct at all times

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Energize People—Enable exceptional people to inspire their teams and drive results

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Empower Innovation—Reward the relentless creation of innovative and compliant solutions to achieve our mission and generate value for our customers

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Exceed Customer Expectations—Deliver best-in-class results and customer service

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Win as a Team—Embrace the passion, energy and power of our global teams to win as “One-Altisource”

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Enrich Communities—Create positive impacts for the communities where we live and serve

To create a positive impact in the communities where we live and serve, we undertook several initiatives to support the underprivileged.
In the United States, we sponsored numerous events and charitable organizations supporting and addressing the housing needs of veterans.
In India, we partnered with a leading non-profit organization, “Akshaya Patra,” to provide lunch to approximately 4,000 underprivileged students and sponsored college education for 40 female students for three years. We also donated to the Prime Minister’s Relief Fund to provide relief to families impacted by natural disasters and help pay medical expenses for people in need.
Environment
We recognize the scientific consensus that climate change is a reality and that human activities are responsible for increasing the concentration of heat-trapping gases in the atmosphere. We acknowledge that we and our vendors impact the environment through our activities, in particular those related to transport and selection of materials, employee and vendor travel, and disposal of IT assets. In accordance with our Environmental Policy (available at http://www.altisource.com/environmental-policy), we are taking action to reduce such impact and our vendor code of conduct requires our vendors to comply with the same Environmental Policy.
A substantial portion of carbon emissions associated with employees commuting to and from work locations was eliminated due to our transition to remote work for most employees.
During 2022, we reduced the square footage of our office locations by 40% and continued with our efforts to reduce the use of paper, energy and water, and achieved our goal of reducing our greenhouse gas emissions by 25% compared to 2019, the last year we were fully operational in our offices.
At the recommendation of the Corporate Responsibility Management Committee, the Board of Directors established a target of reducing our greenhouse gas emissions by 10% compared to 2022.

Proxy Summary
Sustainability Report:
	2019	2020	2021	2022
Facilities	% of Facilities
Certified Facilities(1)	33%	33%	50%	50%
Low-Flow Plumbing	56%	67%	67%	67%
Rainwater Harvesting	11%	17%	33%	50%
Carbon Footprint/ Greenhouse Gas (direct)	CO2 Emitted
Transport – Employee Commuting	3,765,000	1,494,000	304,000	200,000
Refrigeration and Air Conditioning(2)	274,000	325,000	202,000	104,000
Fire Suppression(2)	5,000	5,000	5,000	290
Business Travel	424,000	115,000	54,000	70,000
Carbon Footprint/ Greenhouse Gas (indirect)	Units Consumed
Paper Cups (number)	178,507	26,640	3,960	3,700
Paper Sheets (number)	1,508,190	223,300	70,280	50,800
Paper Towels (units)	40,388	8,491	896	420
Power (kWh)	5,542,196	1,512,392	1,071,843	1,351,618(3)
Water (liters)	27,921,888	6,191,957	3,103,890	2,248,190
Recycle and Reduce	% of Total Facilities
Plastic Recycling	56%	50%	67%	83%
Paper Recycling	56%	50%	67%	83%
Permanent Kitchenware	56%	67%	67%	67%
E-Recycling	78%	83%	100%	100%

(1)
Facilities which have obtained industry standard certifications such as BREEAM (the Building Research Establishment Environmental Assessment Method), LEED (Leadership in Energy and Environmental Design), ENERGY STAR® or similar certifications demonstrating energy efficient practice

(2)
Refrigeration, air conditioning and fire suppression use materials which contribute to greenhouse gas emissions. We will be identifying any possible opportunities to reduce our carbon footprint from these emissions

(3)
Increase due to the expiration of a sublease in July 2021

Emissions by Region:
Country	U.S.	India	Uruguay	Luxembourg
Percentage of Altisource Direct GHG Contribution by Country	64%	26%	9%	1%
In 2023, we intend to continue to assess our real estate portfolio, telecommuting and transport programs to evaluate ways to further reduce our impact on the environment, including by implementing and continuing to foster remote working arrangements.
Human Rights
We acknowledge that our business activities may pose certain risks on human rights in relation to workplace safety and fair conditions of employment.
We have undertaken several efforts to reduce and mitigate these risks and remain committed to respect for human rights as described in our Human Rights Statement (available at www.altisource.com/humanrights). Among other things, this document reaffirms the Company’s commitment to respect all applicable legal rights of freedom of association and collective bargaining as applicable in the different locations where we operate, provide a safe and healthy workplace, foster socially responsible businesses in which women and minorities can participate on an equal basis, and adhere to applicable laws intended to promote human rights. Consistent with the principles set forth in our Code of Business Conduct and Ethics, and other policies and procedures, our Human Rights Statement prohibits forced labor and child labor. We have developed policies and procedures to establish and foster an equal opportunity and non-discrimination culture.

Proxy Summary
Our Vendor Code of Business Conduct and Ethics (available at https://www.altisource.com/vendorscodeofconduct), which is generally made a part of our vendor agreements, requires vendors to embed respect for human rights into their business operations and prohibits: (i) the employment of child labor; and (ii) the use of any compulsory, involuntary or forced labor which includes slavery, forced contract, human trafficking and any other form of work that is done against a worker’s will.
Workforce and Diversity
Given the nature of our business, our global workforce consists of various diverse talent groups. The majority of our employees support our Servicer and Real Estate and Origination solutions businesses. We also have a significant number of technology employees developing and maintaining our technology-enabled solutions and infrastructure. As of December 31, 2022, we had 1,497 employees. In the United States, in addition to supporting operations, a number of our employees fill roles that require professional licenses, and work in product, sales and marketing, and corporate functions. The India workforce primarily comprises the teams that support operations, technology, and corporate functions, while the Uruguay workforce supports several corporate functions. The executive management team is largely based in Luxembourg, our headquarters.
Our people practices aim to develop our workforce and retain high performers. We maintain various touchpoints along the employee life cycle to support our employees and improve their experiences. In 2022, we retained 75% of our workforce, excluding Company initiated employment separations, which included retaining 84% of employees deemed high performers. This retention rate is higher than the previous year and was driven by a strong focus on employee engagement and various developmental initiatives. Our human resources team partnered with our different businesses and support groups to implement initiatives designed to support our employees, including expanding the diversity, equity and inclusion charter through women leadership talks, webinars and awareness campaigns on pride, mental health and ethnic history months, virtual events and activities focused on team building and improving camaraderie in the virtual world, various health and well-being initiatives, newsletters and regular surveys to support action planning.
We continued to emphasize employee development and training. Each of our employees on average undertook 35 hours of training in 2022, including a mix of functional, compliance and behavioral learning programs. We introduced several enhancements in 2022, including podcasts, behavioral learning programs and several other self-paced online programs, in addition to our regular classroom and online trainings.
Our percentage of female employees has increased during the last three consecutive years.
Gender Distribution:
We believe that our globally diverse, inclusive, and collaborative workforce makes us a more innovative and creative organization. We are an equal opportunity employer and our policies prohibit unlawful discrimination or harassment of any kind, including on the basis of race, color, caste, creed, religion, national origin, ancestry, citizenship status, age, sex or gender (including pregnancy, childbirth, and related medical conditions), gender

Proxy Summary
identity or expression (including transgender status), sexual orientation, marital status, military service and veteran status, physical or mental disability, protected medical condition as defined by applicable law, genetic information, or any other characteristic protected by applicable law. At Altisource, everyone is valued and appreciated for their distinct contributions to the growth and sustainability of our business. The same principles are included in our Vendor Code of Business Conduct and Ethics.
In the United States, 44% of our workforce self-identifies as members of an ethnic minority group, while in Luxembourg 37% of the respondents self-identify as members of ethnic minority groups.
We value diversity among our supply chain, the overall percentage of minority, LGBTQ+, disabled and veteran owned businesses that provide services to the Company has grown steadily over the past three years.
As highlighted in our Human Rights Statement, employee health and well-being are critical to us. We did not receive any formal employee complaints regarding health and safety during 2022, and to the best of our knowledge, we have not experienced any work-related accidents during the last three years.
As part of our support to our workforce, we ensure that our employees in the United States and India have access to health coverage to help address their medical costs. Our employees in Luxembourg and Uruguay are covered by their local applicable social security or health programs.
To help provide a safe working environment for our employees working from our facilities in the United States, we continued and revised safety measures in line with guidance from the United States Centers for Disease Control (CDC) and state and local health departments, as applicable. For our employees who continue to work from our facilities in India, we established safety measures based on the guidelines provided by the regulatory bodies of the central and state governments and the local municipal corporations.
As a result of the of the pandemic’s impact on the default market and our default related business, we made the difficult decision to reduce our global workforce in 2022. In addition, there were also adjustments in the workforce for the Origination business to better align our staffing levels to reflect the impact from lower origination volumes. These initiatives impacted approximately 20% of our global workforce throughout the year.
Shareholder Engagement
We seek to engage with our shareholders and analysts through our quarterly earnings calls, which typically follow our quarterly financial filings with the Securities and Exchange Commission (“SEC”). Additionally, during 2022, we periodically met with analysts and shareholders. We met with shareholders that collectively represent an estimated 65% of our outstanding shares, to discuss a variety of Company matters including strategy, business performance and operations, compensation practices, Board diversity and capital structure.
Board Composition and Experience
Our Board of Directors and Nomination/Governance Committee are committed to ensuring that the Board is comprised of directors who collectively provide a significant breadth of experience, the ability to effectively chart the strategic course of the Company, represent the interests of shareholders and reflect our corporate values of integrity and ethical conduct. Board diversity continued to be an area of focus during 2022. Our Board and Nomination/Governance Committee addressed this subject at several meetings during the course of the year and undertook efforts to recruit diverse director candidates with relevant experience. In March 2022, the Board appointed Mary C. Hickok to fill the vacant director position created by the resignation of Scott Burg from our Board. Ms. Hickok was elected by shareholders as a director at the annual meeting in May 2022.
The Board has nominated all of our current directors for reelection at the Annual Meeting.

Proxy Summary
Current Board skills and expertise:
Our Board also believes that having directors with a mix of tenure helps to maintain and leverage institutional knowledge while providing different experiences and perspectives.
Board tenure, current members:

2009
2009
2022
2022
2017
William B. Shepro
Roland Müller-Ineichen
Joseph L. Morettini
Mary C. Hickok
John. G. Aldridge, Jr.

Corporate Governance Practices
✓
Annual election of directors

✓
Majority of independent directors

✓
Active shareholder engagement

✓
Shareholder meetings can be called by shareholders owning at least 10% of our share capital

✓
Share ownership requirements for non-management Directors and the Chief Executive Officer

✓
Annual Board and Committee self-evaluations

✓
Lead Independent Director role facilitates independent Board oversight of management

✓
Regular executive sessions of independent directors

Proxy Summary
✓
Regular executive sessions of the Audit Committee members with the Company’s internal auditor

✓
Regular executive sessions of the Audit Committee members with the Company’s external auditor

✓
Board engagement in strategic objectives

✓
Board evaluation the Chief Executive Officer’s performance

✓
Board engagement in long-term succession planning for executives

✓
Board oversees financial performance and risk management and controls

✓
No shareholder rights plan (“poison pill”)

✓
Board involved in corporate social responsibility and sustainability efforts

Executive Compensation Highlights
✓
Alignment of executive compensation with the interests of our shareholders

✓
Annual opportunity for shareholders to provide feedback through an advisory Say-on-Pay vote on executive compensation

✓
Based on a pay-for-performance philosophy

✓
Maintains a clawback policy

✓
More than 50% of the named executive officers’ target compensation is linked to individual and Company performance metrics

✓
A substantial portion of the named executive officers’ target compensation is in the form of long-term equity awards

✓
A portion of the named executive officers’ long-term equity awards vest based on Company performance against designated financial metrics multiplied by the total shareholder return over a designated period, as benchmarked against the Russell 2000®, which multiplier may increase or decrease the value of such award

✓
Determination of annual incentive compensation is based on performance against a scorecard with defined goals

✓
Eligibility for payment of annual incentive compensation is tied to financial effectiveness, compliance performance and leadership effectiveness

✓
Includes components based on Company and stock performance over a multi-year period

Altisource Portfolio Solutions S.A. Proxy Statement
Annual Meeting of Shareholders

General Information
We have made this proxy statement available to you on or about April 3, 2023 as a holder of common stock of Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) because our Board of Directors is soliciting your proxy to be used at our Annual Meeting, and any adjournment or postponement thereof. The Annual Meeting will be held on Tuesday, May 16, 2023, at 9:00 a.m. Central European Time for the purposes listed in the Notice of Annual Meeting of Shareholders. The meeting will be held at our registered office located at 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg.
Internet Availability of Proxy Materials
Consistent with historical practice, we are using the “Notice and Access” method of furnishing proxy materials to our beneficial shareholders via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we reduce the environmental impact of the meetings and save costs. On April 3, 2023, we expect to commence mailing Notices of Internet Availability of Proxy Materials (the “Notices”) to participating shareholders. The Notice contains instructions about how to access our proxy materials. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. Beneficial shareholders, other than those who previously chose to receive our proxy materials in paper format, will receive an email with links to the online proxy materials. If you previously requested to receive paper copies of the proxy materials by mail, you will receive the proxy materials by mail until you elect otherwise.
Shareholders of record will receive a paper copy of the proxy materials for the Annual Meeting by mail except to the extent they previously requested or authorized delivery of proxy materials electronically. The proxy card included with the proxy materials contains instructions on how to request electronic delivery of future proxy materials for the Annual Meeting.
Who May Vote
You are entitled to vote at the Annual Meeting, and any adjournment or postponement thereof, if you were a holder of our common stock at the close of business on March 24, 2023. At the close of business on March 24, 2023, there were 20,814,821 shares of common stock issued, outstanding and able to be voted, and there was no other class of equity securities outstanding. Each share of our common stock is entitled to one (1)  vote at the Annual Meeting on all matters properly presented for a vote at such meetings.
Voting Procedures
If you are a shareholder of record, which means you hold your shares through an account with our transfer agent, American Stock Transfer & Trust Company, LLC, you may vote by one of the following options:
•
Over the Internet, at http://www.proxyvote.com, by following the instructions on your proxy card or the instructions that you received by email; or

•
By completing, dating, signing and returning the proxy card by mail.

If you are a beneficial holder, meaning you hold your shares in “street name” through an account with a bank or broker, please follow the voting directions on the voting instruction form that your bank or broker provides to you.
Your ability to vote over the Internet depends on the voting procedures of your bank or broker.
If you vote over the Internet, your vote must be received by Altisource no later than 9:59 p.m. Central European Time (3:59 p.m. Eastern Time) on May 15, 2023, in order to allow sufficient time to tabulate the votes prior to the start of the meetings.
Shareholders may also vote in person at the meetings. All shareholders must present proof of share ownership as of the record date and valid government-issued photo identification to vote in person at the meetings. If a bank or broker holds your shares, you must also obtain and present a “legal proxy” from the holder of record to vote at the meetings. For specific instructions, please refer to the proxy card, notice or email notification you receive.
Even if you plan to attend the meetings, we recommend that you vote your shares in advance of the meetings in one of the manners available to you so that your vote will be counted if later you are unable to attend or are limited to remote attendance.
How a Proxy Works
If you properly submit your proxy as instructed, and do not revoke it prior to its use, it will be voted in accordance with your instructions. Other than as discussed below with respect to “broker non-votes,” if no contrary instructions are given, each proxy received for the Annual Meeting will be voted “FOR” each of the nominees for Director named in this proxy statement and “FOR” each of the other proposals identified in the agenda for the Annual Meeting and, with regard to any other business that properly comes before the meeting, each proxy will be voted in accordance with the discretion of the persons appointed as proxies.
If the shares you own are held by a bank or broker and you do not provide specific voting instructions to your bank or broker on a “non-routine” item as defined by the New York Stock Exchange, the bank or broker will be prohibited from voting your shares. This is commonly referred to as a “broker non-vote.” All of our proposals other than the proposals related to the appointment of our independent registered certified public accounting firm and certified auditor, our annual accounts, our share repurchase program and the acknowledgment of the sale, on an advisory (non-binding) basis by the Company of 4,550,000 shares of common stock held as treasury shares are expected to be “non-routine” proposals; therefore, if you do not instruct your bank or broker how to vote your shares with respect to these proposals, your shares will not be counted.
How to Revoke a Proxy
Your proxy may be used only at the relevant meetings and any adjournment or postponement thereof and may not be used for any other meeting. You have the power to revoke your proxy at any time before it is exercised by:
•
providing written notice, received by our Corporate Secretary at the following address:

Gregory J. Ritts, Corporate Secretary
Altisource Portfolio Solutions S.A.
33, Boulevard Prince Henri
L-1724 Luxembourg City
Grand Duchy of Luxembourg;
•
submitting a properly executed proxy bearing a later date; or

•
appearing at the relevant meeting and giving the Corporate Secretary notice of your intention to vote in person.

Quorum and Voting Information
Although Luxembourg law does not require a quorum for the conduct of business at the Annual Meeting, in accordance with the requirements of the Nasdaq listing standards, the Company has established that the presence at the Annual Meeting of holders of at least thirty-three and one-third percent (33 1∕3%) of our issued and outstanding shares of common stock able to be voted, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be treated as present for purposes of a quorum.
Assuming a quorum, each of the five (5) nominees for Director will be elected as a Director of Altisource at the Annual Meeting so long as the votes cast in favor of such nominee exceeds the votes cast against such nominee. You may vote for, against or abstain from voting for one (1) or more nominees for Director.

The following Annual Meeting proposals will be approved if the votes cast in favor of the action exceed the votes cast against the action: (i) the proposal to approve and ratify the Audit Committee’s appointment of RSM US LLP as our independent registered certified public accounting firm for the year ended December 31, 2022; (ii) the proposal to approve the appointment of RSM US LLP to be our independent registered certified public accounting firm for the year ending December 31, 2023 and until the Company’s 2024 annual meeting of shareholders, and Atwell S.à r.l. to be our certified auditor (Réviseur d’Entreprises) for all statutory accounts as required by Luxembourg law for the same period; (iii) the proposal to approve the appointment of the supervisory auditor (Commissaire aux Comptes) to report on Altisource Portfolio Solutions S.A.’s unconsolidated annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg (the “Luxembourg Annual Accounts”) for the year ending December 31, 2023 and until the Company’s 2029 annual meeting of shareholders, or until her successor is duly elected and qualified; (iv) the proposal to approve the Luxembourg Statutory Accounts as of and for the year ended December 31, 2022; (v) the proposal to receive and approve the Directors’ report for the Luxembourg Statutory Accounts for the year ended December 31, 2022 and to receive the report of the supervisory auditor (Commissaire aux Comptes) for the Luxembourg Annual Accounts for the same period; (vi) the proposal to allocate the results in the Luxembourg Annual Accounts for the year ended December 31, 2022; (vii) the proposal to approve the discharge of each of the Directors of Altisource Portfolio Solutions S.A. for the performance of their mandates during the year ended December 31, 2022 and of the supervisory auditor (Commissaire aux Comptes) for the performance of her mandate for the same period; (viii) the proposal to approve the renewal and amendment of our share repurchase program such that Altisource Portfolio Solutions S.A. is authorized, for a period of five years, to repurchase up to fifteen percent (15%) of the outstanding shares of its common stock (as of the close of business on the date of the Annual Meeting) at a minimum price of one dollar ($1.00) per share and a maximum price of twenty-five dollars ($25.00) per share, with the maximum price to be adjusted for any stock splits and reverse stock splits; (ix) the advisory acknowledgment of the sale by the Company of 4,550,000 shares of common stock held as treasury shares on February 14, 2023 in a public offering of shares at a price of five dollars ($5.00) per share; (x) the advisory vote to approve the compensation of Altisource’s named executive officers as disclosed in this Proxy Statement (“Say-on-Pay”); (xi) the advisory vote on the frequency of future shareholder advisory votes on executive compensation (“Say-on-Frequency”); and (xii) any other matter properly submitted for your consideration at the Annual Meeting. Because the advisory acknowledgment of the sale by the Company of 4,550,000 shares of common stock held as treasury shares on February 14, 2023 in a public offering of shares at a price of five dollars ($5.00) per share and the advisory vote to approve the compensation of Altisource’s named executive officers as disclosed in this Proxy Statement (“Say-on-Pay”) are non-binding and advisory in nature, there is no required number of votes for either that would constitute approval. The approval of the advisory vote on the frequency of future shareholder advisory votes on executive compensation (“Say-on-Frequency”) will be determined based on the frequency that receives the most votes. While our Board of Directors intends to carefully consider the shareholder votes resulting from the Say-On-Pay and Say-on-Frequency proposals, the final votes will not be binding on us and are advisory in nature.
Any other matter properly submitted for your consideration will be approved with such vote as required by Luxembourg law. Abstentions and broker non-votes will not be counted in determining the number of votes cast in connection with the proposals on the agenda of the Annual Meeting.

Proposal One
Proposal One: Election of Directors

Our Articles of Incorporation provide that our Board of Directors shall consist of no less than three (3) and no more than seven (7) members, with the exact number to be decided by our shareholders.
We are proposing the five (5) nominees listed below for election as Directors at the Annual Meeting until the next annual meeting of shareholders or until their respective successors have been elected and qualified, subject to their earlier death, resignation or removal.
All nominees currently serve as our Directors. There are no arrangements or understandings between any nominee and any other person for selection as a nominee.
If any nominee is unable or unwilling to stand for election at the time of the Annual Meeting, the shares represented by a validly executed proxy will be voted for the election of such other person as the Board of Directors may recommend in place of such nominee, unless the Board of Directors chooses to reduce the number of Directors serving on the Board. At this time, our Board of Directors knows of no reason why any of the nominees would not be able or willing to serve as Director if elected.
The following table sets forth certain information concerning each of our nominees for Director:
				Committee Memberships(1)
Name	Age(1)	Director Since	Independent	Executive Committee	Audit Committee	Compensation Committee	Compliance Committee	Nom/Gov Committee
John. G. Aldridge, Jr.	54	2022	✓				✓(2)
Mary C. Hickok	29	2022	✓		✓	✓(2)
Joseph L. Morettini	70	2017	✓		✓			✓(2)
Roland Müller-Ineichen(3)	62	2009	✓	✓(2)	✓(2)	✓		✓
William B. Shepro	54	2009		✓			✓

(1)
As of March 24, 2023

(2)
Committee Chair

(3)
Lead Independent Director

We believe that the proposed Board composition will be well-balanced in terms of length of Director tenure between more experienced Directors and more recently appointed Directors.
The principal occupation for the last five (5) years and additional biographical information of each nominee for Director are set forth below. The nominees for Director collectively bring a wealth of leadership experience and insight derived from relevant industry experience, education and training, service in executive and managerial roles, and board experience.
John. G. Aldridge, Jr.   Mr. Aldridge was appointed as a member of the Board of Directors of Altisource in May 2022. Mr. Aldridge is the founder and managing partner of Aldridge|Pite, LLP (“Aldridge Pite”), a multi-state law firm focusing on the representation of banks, financial institutions, mortgage servicing entities and institutional investors with respect to all facets of the commercial and residential real estate life cycle. Aldridge Pite counts among its client base the 30 largest servicing and financial institutions in the country as well as all governmental enterprises engaged in the mortgage industry. Mr. Aldridge is also the Senior Partner at Aldridge|Pite|Haan, LLP, a multi-state collections law firm with a primary emphasis on consumer and commercial collections. Mr. Aldridge founded, owned, operated and sold numerous companies involved in the real estate industry, including title companies, trustee companies, service of process companies, technology (as a service) companies and technology and business process consulting companies. Mr. Aldridge currently sits on the Board of Directors of a privately held title company. Mr. Aldridge has served on industry Boards as well, including most recently the United States Foreclosure Network, and is a frequent speaker at mortgage banking and real estate conferences across the country. Mr. Aldridge holds a Bachelor of Science in Political Science from the University of North Carolina at Chapel Hill and a Juris Doctor from Emory University School of Law.
Mr. Aldridge was selected to serve on our Board based on his mortgage industry knowledge and extensive relationships, developed through professional engagements, with senior management of companies engaged in mortgage origination and servicing. Mr. Aldridge’s appointment may serve to enhance Altisource’s client relationships and lead to additional business opportunities.

Proposal One
Mary C. Hickok.   Ms. Hickok was appointed as a member of the Board of Directors of Altisource in March 2022. Ms. Hickok serves as Managing Director at Deer Park Road Management Company, LP (“Deer Park”), an alternative investment management firm, where she is responsible for leading the Flywheel SFR Fund, a single-family rental strategy. Prior to joining Deer Park in July 2020, Ms. Hickok served as Associate, Fixed Income Sales and Trading at Morgan Stanley from July 2017 to July 2020. Ms. Hickok holds a Bachelor of Arts in Economics and Foreign Affairs from the University of Virginia.
As Managing Director of the Flywheel SFR Fund of Deer Park and previously as an Associate at Morgan Stanley, Ms. Hickok has expertise and experience in business advisory services and asset management, including real estate and mortgage-related investments, that makes her financially literate and qualifies her as a financial expert as defined by Nasdaq listing standards and SEC rules. Deer Park’s position as an investor in the Company has provided Ms. Hickok with a thorough understanding of our business and unique insight into the interests of our long-term investors.
Joseph L. Morettini.   Mr. Morettini was appointed to the Board of Directors of Altisource in May 2017. Mr. Morettini served as Partner of Deloitte & Touche LLP (“Deloitte”) from 1989 until his retirement in 2015, and in various positions with Deloitte from 1984 to 1989. During his tenure at Deloitte, his client responsibilities included companies in the financial services and mortgage servicing industries in addition to various public companies from small market capitalization to large market capitalization, and he was the external audit partner assigned to Altisource from August 2009 to February 2014. Mr. Morettini also served on the Board of Directors and as Audit Committee Chairman of TechBridge, an Atlanta, Georgia based nonprofit organization, from 2003 to 2005. Mr. Morettini holds a Bachelor of Arts in Liberal Arts and Sciences from the University of Illinois and a Master of Accountancy from Western Illinois University. Mr. Morettini is a Certified Public Accountant.
Mr. Morettini’s extensive experience with large financial institutions and public corporations in the financial services and mortgage servicing industries and his thirty plus years of experience with Deloitte provide our Board of Directors with valuable insight from an accounting and auditing perspective. Mr. Morettini is financially literate and qualifies as a financial expert as defined by the Nasdaq listing standards and SEC rules.
Roland Müller-Ineichen.   Mr. Müller-Ineichen was appointed to the Board of Directors of Altisource in July 2009 and as Lead Independent Director in September 2020. He also serves on the Board of Directors of ONE Swiss Bank SA, with offices in Geneva, Zurich and Lugano, Switzerland, which offers advisory, asset management and wealth management services; of SWA Swiss Auditors AG, a private company based in Freienbach, Switzerland that provides auditing and consulting services for financial institutions in Switzerland; of Citibank (Switzerland) AG based in Zurich and Geneva, Switzerland, a subsidiary of Citigroup that provides private banking services to High Net Worth individuals; of Habib Bank Zurich AG, a provider of corporate, personal, private, and correspondent banking products based in Zurich; and of TradeXBank AG (Switzerland) based in Zurich, Switzerland, offering trade finance and corporate banking services. In addition, from October 2012 until March 2022, Mr. Müller-Ineichen served as a member of the Board of Directors of Sberbank (Switzerland) AG, based in Zurich, Switzerland, a subsidiary of Sberbank Russia, offering trade finance, trading and corporate banking services; and from May 2010 to September 2011, Mr. Müller-Ineichen served as a member of the Board of Directors of Absolute Private Equity AG, a Switzerland-based investment company. Mr. Müller-Ineichen served as a Partner with KPMG Switzerland and KPMG Europe LLP where he was the lead partner on audits of national and international banks, security dealers and fund management companies. Mr. Müller-Ineichen began working in the Zurich office of KPMG in June 1995 as a Senior Manager in the audit department focused on the banking and financial services industries and served as a Partner from January 1999 until his retirement in December 2008. Prior to joining KPMG, Mr. Müller-Ineichen progressed through various audit and managerial roles with Switzerland-based financial institutions. Mr. Müller-Ineichen is a Swiss Certified Public Accountant. He completed a commercial and banking business apprenticeship with UBS in 1980. Mr. Müller-Ineichen holds a Business Commerce degree.
Mr. Müller-Ineichen’s past employment experience provides the Board of Directors with accounting expertise, and his experience in the financial services industry provides the Board of Directors with valuable audit and accounting as well as strategic and financial insights. Furthermore, Mr. Müller-Ineichen is financially literate and qualifies as a financial expert as defined by the Nasdaq listing standards and SEC rules. Through his thirteen plus years of service on our Board of Directors, Mr. Müller-Ineichen has developed a thorough understanding of our business and industry.

Proposal One
William B. Shepro.  Mr. Shepro was appointed Chief Executive Officer and to the Board of Directors of Altisource in July 2009. Since May 2019, Mr. Shepro has served as Chairman of the Board of Directors. Mr. Shepro previously served as the President and Chief Operating Officer of Ocwen Solutions, a business unit of Ocwen Financial Corporation (“Ocwen”). From 2003 to 2009, he served as President of Global Servicing Solutions, LLC, a joint venture between Ocwen and Merrill Lynch. Mr. Shepro also held the positions of Senior Vice President of Ocwen Recovery Group and Senior Vice President, Director and Senior Manager of Commercial Servicing at Ocwen. He joined Ocwen in 1997. Mr. Shepro also serves on the Boards of certain of Altisource’s subsidiaries and Lenders One, a national alliance of mortgage bankers managed by a subsidiary of Altisource. He holds a Bachelor of Science in Business from Skidmore College and a Juris Doctor from the Florida State University College of Law.
Mr. Shepro’s day-to-day leadership and intimate knowledge of our business, customers and operations provide the Board of Directors with Company-specific experience and expertise. Furthermore, Mr. Shepro’s legal background and operational experience in the financial technology and residential and commercial mortgage servicing and real estate industries provide our Board of Directors with valuable strategic, industry and operational insights and expertise.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR

Board of Directors and Corporate Governance

Meetings of the Board of Directors
The Board of Directors (also referred to herein as the “Board”) plays an active role in overseeing the Company’s business and representing the interests of the Company and its shareholders. Directors generally attend all meetings of the Board of Directors and all meetings of Committees on which they serve. Directors are also consulted for advice and counsel between formal meetings.
Our Board of Directors met twelve (12) times in 2022.
In accordance with Luxembourg law and the Company’s Articles of Incorporation, the Board has appointed the Company’s Chief Executive Officer to serve as the Managing Executive Officer (administrateur délégué) of the Company to conduct the daily management of the Company. The Managing Executive Officer took action pursuant to written consent three (3) times in 2022.
During 2022, each of our Directors attended at least seventy-five percent (75%) of Board meetings and meetings of the Committees on which they served, in each case, during their period of service.
During 2022, our Chairman and Chief Executive Officer declared a conflict of interest and abstained from voting during the Board of Directors’ approvals of the following transactions: (i) ratification of Compensation Committee Approvals, as it related to his 2021 Service Year Recommended Incentive Award, and his 2022 Annual Incentive Plan and Scorecard; and (ii) approval of the 2022 Revised Budget, as it related to (a) proposed revisions to his 2022 Scorecard; (b) funding the annual incentive plan bonus pool award at 50% of the Target annual incentive plan award size; (c) paying up to 100% of the annual incentive plan typically paid in cash in restricted stock; and (d) maintaining the 2022 LTIP achievement levels at the prior amounts, which were based on the existing 2022 EPS budget (i.e., prior to the proposed budget revision).
Although we expect directors to attend each annual meeting of shareholders, we have no formal policy requiring such attendance. All of the directors attended last year’s annual meeting.
Independence of Directors
Our Corporate Governance Guidelines provide that a majority of our Directors must qualify as independent Directors under the Nasdaq listing standards and applicable law.
Our Board of Directors annually reviews the direct and indirect relationships that the Company has with each Director. The purpose of this review is to determine whether any transactions or relationships are inconsistent with a determination that the Director is independent. Only those Directors who are determined by our Board of Directors to have no material relationship with Altisource are considered independent. This determination is based in part on the analysis of questionnaire responses that follow the independence standards and qualifications established by the Nasdaq and applicable law. The Board of Directors also considers beneficial ownership of our common stock by each of the Directors in its analysis, as set forth under “Security Ownership of Certain Beneficial Owners and Management,” although our Board of Directors generally believes that stock ownership tends to further align a Director’s interests with those of our other shareholders. Please see “Minimum Stock Ownership Requirements” under the Board of Directors Compensation section for additional information.
The Board of Directors has determined that all of our current Directors, other than Mr. Shepro, are independent under the Nasdaq listing standards. Mr. Shepro is deemed not to be independent because he serves as the Chief Executive Officer of Altisource.
Executive Sessions of Independent Directors
Our independent Directors met in executive session of the Board of Directors without management four (4) times in 2022.
Board Leadership Structure
Our Corporate Governance Guidelines provide that the Board may appoint a lead independent director unless the Chairman of the Board is an independent director. Mr. Shepro, our Chairman of the Board, is also our Chief

Board of Directors and Corporate Governance
Executive Officer, and, as a result, the Board believes that it is in the best interests of the Company and our shareholders to appoint a lead independent director. Mr. Müller-Ineichen currently serves as Lead Independent Director. The lead independent director, among other responsibilities, presides over periodic meetings at which only our independent directors are present, serves as a liaison between the independent directors and the Chairman and Chief Executive Officer, and performs such duties as our Board may otherwise determine from time to time.
The Board of Directors appointed Mr. Shepro as Chairman of the Board in May 2019. Our Board believes that it is appropriate to combine the positions of Chairman and Chief Executive Officer at this time due to Mr. Shepro’s critical role in our strategy, his experience with the Company and its customers, and his longevity with the Company. Mr. Shepro is responsible for the design, in consultation with the Board of Directors, and execution of the Company’s strategic plan. Our Board of Directors believes that he is the appropriate person to serve as its Chairman.
Committees of the Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, a Compliance Committee, a Nomination/Governance Committee and an Executive Committee. Except as otherwise required by applicable laws or rules, the Committees’ responsibilities and procedures are designed to remain flexible, so that they may be in a position to best react or respond to changing circumstances or conditions. A brief description of each committee is provided below.
Audit Committee.   The Audit Committee of our Board of Directors: (i) oversees the relationship with our independent registered certified public accounting firm and certified auditor; (ii) provides assistance to our Board of Directors with respect to matters involving the accounting, auditing, financial reporting and internal control functions; (iii) establishes procedures for the receipt, retention and treatment of concerns, complaints and allegations received by the Company relating to the financial reporting process and our system of accounting, internal accounting controls, auditing and federal securities law matters; (iv) reviews and approves transactions in which a “Related Person” (as defined by SEC Regulation S-K and in accordance with the Company’s Related Person Transactions Policy) has a material interest; (v) reviews the scope and results of the annual audit conducted by the independent registered certified public accounting firm, including any significant matters regarding internal controls over financial reporting; and (vi) reviews the Company’s internal audit plan, internal audit budget and risk management report on an annual basis. The Audit Committee is also empowered to retain, at the Company’s expense, such independent counsel or other advisors as it deems necessary in connection with its responsibilities.
The members of the Audit Committee during 2022 were Messrs. Burg, Müller-Ineichen and Morettini, and Ms. Hickok, with Mr. Müller-Ineichen serving as the Committee Chair. Mr. Burg served on the Audit Committee until his resignation from the Board on March 1, 2022. Each member of our Audit Committee is independent as defined in regulations adopted by the SEC and the Nasdaq listing standards. Our Board of Directors has determined that all members of our Audit Committee are financially literate, possess accounting or related financial management experience that results in the individual’s financial sophistication within the meaning of the Nasdaq listing standards, and qualify as audit committee financial experts as that term is defined in SEC rules. Pursuant to the Company’s Corporate Governance Guidelines, no director may serve as a member of the Audit Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee.
Our Audit Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at https://ir.altisource.com/corporate-governance and is available in print to any shareholder who requests it. On an annual basis, the Audit Committee reviews its charter and presents any recommendations for amendments to the Board. The Audit Committee also evaluates its performance under its charter and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter. The charter was last reviewed by the Audit Committee in December 2022. The Audit Committee met fourteen (14) times in 2022. The Audit Committee met in executive session simultaneously with the Company’s internal and external auditors three (3) times, solely with the Company’s internal auditors one (1) time, and solely with the Company’s external auditors three (3) times in 2022.

Board of Directors and Corporate Governance
Compensation Committee.   The Compensation Committee of our Board of Directors oversees our compensation and employee benefit plans and practices. Our Compensation Committee also evaluates and makes recommendations to our Board of Directors for compensation and other human resources matters relating to our executive officers. The Compensation Committee reviews and subsequently approves all executive compensation programs, any severance or termination arrangements applicable to executive officers and any equity compensation plans that are not subject to shareholder approval. The Compensation Committee also has the power to review our other compensation plans, including the goals and objectives thereof. The Compensation Committee is responsible for reviewing Director compensation and recommending changes, subject to the approval of our shareholders. The Compensation Committee has the authority to administer awards under our 2009 Equity Incentive Plan.
The Compensation Committee may request that any of our Directors, executive officers, employees or others attend its meetings to provide advice, counsel or pertinent information as the Committee requests. Certain executives are involved in the design and implementation of our executive compensation program. Our Chief Executive Officer generally attends Compensation Committee meetings, except that he is not present during any voting or deliberations related to his own compensation. Mr. Shepro actively participated in performance determinations and compensation discussions for other executive officers, including making recommendations to the Compensation Committee as to the amount and form of compensation. The Compensation Committee exercises its discretion in accepting, rejecting or modifying any such executive compensation recommendations. The Compensation Committee will generally delegate executive compensation matters (other than for Named Executive Officers) to the Chief Executive Officer for execution and, in limited circumstances, further development following approval by the Committee.
In addition, the Compensation Committee has delegated authority to the Chief Executive Officer to approve equity awards of up to 5,000 stock options with an exercise price of up to $50 per share and/or up to 5,000 restricted shares (or similar equity instrument) for new hires and existing employees (other than Named Executive Officers), for an aggregate amount of up to 75,000 stock options and/or restricted shares (or similar equity instrument) per calendar year. Awards approved by the Chief Executive Officer pursuant to this delegation are reported to the Compensation Committee on a regular basis.
The Compensation Committee is also empowered to retain independent compensation consultants, counsel or other advisors as it deems necessary in connection with its responsibilities at the Company’s expense. In determining whether a compensation consultant, counsel or other advisor is independent, the Compensation Committee considers all factors set forth in SEC rules and the Nasdaq listing standards with respect to advisor independence, as well as any other factors the Compensation Committee deems relevant.
The members of the Compensation Committee during 2022 were Ms. Hickok, and Messrs. Burg, Morettini and Müller-Ineichen. Mr. Burg served as Chairman of the Compensation Committee until his resignation from the Board on March 1, 2022 and Mr. Morettini served on the Compensation Committee until May 17, 2022. Ms. Hickok has served as the Committee Chair since March 1, 2022.
Each member of the Compensation Committee is independent as defined by the Nasdaq listing standards, as revised in 2013. We believe that their collective achievements and knowledge provide us with extensive diversity in experience, culture and viewpoints.
Our Compensation Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at https://ir.altisource.com/corporate-governance and is available in print to any shareholder who requests it. On an annual basis, the Compensation Committee reviews its charter and presents any recommendations for amendments to the Board. The Compensation Committee also evaluates its performance under its charter and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter. The charter was last reviewed by the Compensation Committee in December 2022. The Compensation Committee met four (4) times in 2022.
Compliance Committee.   The Compliance Committee of our Board of Directors assists the Board of Directors with developing, monitoring and evaluating the Company’s compliance function, including its compliance management system, and the Company’s compliance with applicable laws, rules and regulations governing its businesses. The Compliance Committee performs such other duties as may be prescribed pursuant to its charter.

Board of Directors and Corporate Governance
The members of the Compliance Committee during 2022 were Messrs. Aldridge, Burg, Morettini, Müller-Ineichen and Shepro. Messrs. Morettini and Müller-Ineichen served on the Compliance Committee, with Mr. Morettini serving as Chair until May 17, 2022. Mr. Burg served on the Compliance Committee until his resignation from the Board on March 1, 2022. Mr. Aldridge has served as Chair of the Compliance Committee since May 17, 2022.
Our Compliance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at https://ir.altisource.com/corporate-governance and is available in print to any shareholder who requests it. On an annual basis, the Compliance Committee reviews its charter and presents any recommendations for amendments to the Board. The Compliance Committee also evaluates its performance under its charter and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter. The charter was last reviewed by the Compliance Committee in December 2022. The Compliance Committee met four (4) times in 2022.
Nomination/Governance Committee.   The Nomination/Governance Committee of our Board of Directors makes recommendations to the Board of individuals qualified to serve as Directors and committee members for our Board of Directors, advises the Board with respect to Board composition, procedures and committees, develops and presents our Board of Directors with a set of corporate governance guidelines and oversees the evaluation of our Board of Directors. The Nomination/Governance Committee may retain, at the Company’s expense, such independent counsel or other advisors as it deems necessary.
The members of the Nomination/Governance Committee during 2022 were Messrs. Morettini, Burg and Müller-Ineichen, with Mr. Morettini serving as the Committee Chair. Mr. Burg served on the Nomination/Governance Committee until his resignation from the Board on March 1, 2022. Each member of the Nomination/Governance Committee is independent as defined by the Nasdaq listing standards.
Our Nomination/Governance Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at https://ir.altisource.com/corporate-governance and is available in print to any shareholder who requests it. On an annual basis, the Nomination/Governance Committee reviews its charter and presents any recommendations for amendments to the Board. The Nomination/Governance Committee also evaluates its performance under its charter and delivers a report to the Board setting forth the results of its evaluation, including an assessment of the adequacy of its charter. The charter was last reviewed by the Nomination/Governance Committee in December 2022. The Nomination/Governance Committee met four (4) times in 2022.
The Nomination/Governance Committee regularly assesses the appropriate size of the Board of Directors and whether any vacancies on the Board are anticipated. The Nomination/Governance Committee then identifies various potential candidates for Director. Candidates may come to the attention of the Nomination/Governance Committee through current members of the Board of Directors, professional search firms, shareholders or industry sources.
When recommending nominees to the Board, the Nomination/Governance Committee considers candidates based on merit, against objective criteria relating to the candidate’s knowledge, experience, skills and expertise, with due regard for the benefits of diversity on the Board of Directors. In considering diversity, the Nomination/Governance Committee considers differences that relate to gender, age, ethnicity, race, national origin, cultural background, disability, religion and other relevant personal distinctions. The Nomination/Governance Committee assesses the effectiveness of our Board Diversity policy as part of its annual review of the composition of our Board of Directors and considers the results of this assessment when evaluating director nominees. Our Board Diversity Policy is available on our website at https://ir.altisource.com/corporate-governance.
In evaluating a particular candidate, the Nomination/Governance Committee will also consider factors other than the candidate’s qualifications and background, including: (i) the current composition of the Board of Directors and the interplay of the candidate’s experience with the backgrounds of the current members of our Board of Directors; (ii) whether the candidate meets the independence standards set forth under applicable laws, regulations and the Nasdaq listing standards; (iii) the balance of management and independent Directors; (iv) the need for Audit Committee expertise; and (v) the evaluation of other prospective nominees.

Board of Directors and Corporate Governance
In connection with this evaluation, one or more members of the Nomination/Governance Committee, and others as appropriate, will interview prospective nominees. After completing the evaluation and interviews, the Nomination/Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors. The Board of Directors determines whether the candidates will be nominated and presented to the shareholders for election, after considering the recommendation and report of the Nomination/Governance Committee.
The Nomination/Governance Committee considers director candidates recommended by shareholders. If you want to recommend persons for consideration by our Nomination/Governance Committee as nominees for election to our Board of Directors, you can do so by writing to our Corporate Secretary at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg. Should you recommend a qualified candidate for Director, our Nomination/Governance Committee would evaluate such candidate in the same manner that it evaluates any other candidate. You should provide each proposed nominee’s name, biographical data, qualifications and expertise. Your recommendation should also include a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a Director. Any recommendation that a shareholder desires to have included in our proxy materials for consideration at our 2024 annual meeting of shareholders must be received at our registered office no later than December 5, 2023. Please see the “Shareholder Rights” and “Shareholder Proposals” sections for additional information regarding shareholder proposals.
Executive Committee.   Our Executive Committee generally acts on behalf of our Board of Directors during the intervals between meetings of our Board of Directors and otherwise assists the Board in handling matters that, in the opinion of the Chairman of the Board, should not be postponed until the next scheduled meeting of the Board. The members of our Executive Committee during 2022 were Messrs. Müller-Ineichen and Shepro, with Mr. Müller-Ineichen serving as the Committee Chair.
Our Executive Committee operates under a written charter approved by our Board of Directors, a copy of which is available on our website at https://ir.altisource.com/corporate-governance and is available in print to any shareholder who requests it. On an annual basis, the Executive Committee reviews and approves its charter and presents any recommendations for amendments to the Board. The Executive Committee also evaluates its performance under its charter and delivers a report to the Board setting forth the results of its evaluation, provided that such performance evaluation shall not be necessary where minimal action was taken during the year. The charter was last reviewed by the Executive Committee in December 2022. The Executive Committee took action one (1) time in 2022.
Board Diversity
In accordance with Nasdaq’s Board Diversity Rule, we have elected to include our board diversity matrix in this proxy statement as set forth below:
Board Diversity Matrix (as of April 3, 2023)
Country of Principal Executive Offices	Grand Duchy of Luxembourg
Foreign Private Issuer	No
Disclosure Prohibited under Home Country Law	No
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4
Part II: Demographic Background
Underrepresented Individual in Home Country Jurisdiction
LGBTQ+
Did Not Disclose Demographic Background	5
Corporate Governance Guidelines
The Corporate Governance Guidelines adopted by our Board of Directors provide guidelines for effective corporate governance and to promote the effective functioning of the Board and its Committees. The Corporate

Board of Directors and Corporate Governance
Governance Guidelines cover topics such as Director qualification standards, Board of Directors and committee composition, Director responsibilities, minimum stock ownership requirements for our non-management Directors and our Chief Executive Officer, anti-hedging and anti-pledging policies, Director access to management and independent advisors, Director compensation, Director orientation and continuing education, management succession and annual performance reviews of the Board of Directors.
Our Nomination/Governance Committee reviews our Corporate Governance Guidelines at least once a year and, if necessary, recommends changes to the Corporate Governance Guidelines to our Board of Directors. Our Corporate Governance Guidelines were last reviewed by the Nomination/Governance Committee in December 2022. Our Corporate Governance Guidelines are available on our website at https://ir.altisource.com/corporate-governance.
Shareholder Rights
We are committed to governance policies and practices that serve the interests of the Company and its shareholders in accordance with Luxembourg law. The following is a summary of our policies and practices that provide rights to our shareholders:
1.
Majority Voting:   Directors are elected by the majority of votes cast

2.
Annual Elections:   All Directors are elected annually. Altisource does not have a staggered board

3.
Shareholder Proposals:   Shareholders representing individually or jointly at least ten percent (10%) of the Company’s share capital may nominate candidates for election to the Altisource Board of Directors and make other proposals for inclusion in the proxy statement, subject to completing certain formalities. Please see the “Shareholder Proposals” section for additional information

4.
Shareholder Meetings:   A meeting of shareholders may be called at any time by the holders of at least ten percent (10%) of our share capital

5.
No Shareholder Rights Plan:   Altisource does not maintain a shareholder rights plan (sometimes called a “poison pill”)

The Board of Directors and its Committees monitor developments in governance best practices to assure that the Board continues to meet its commitment to represent shareholder interests.
Shareholder Engagement
Engagement with our shareholders helps us gain useful feedback on a wide variety of relevant topics, which may include corporate governance, compensation practices, Board diversity, capital structure, business performance and the strategy of the Company. If such feedback is received, it is shared regularly with the Company’s management and the Board and may be considered in setting the governance practices and strategic direction for the Company. Shareholder feedback may also help us to better tailor the public information we provide to address the interests and inquiries of our shareholders and other interested parties.
Altisource from time to time interacts and communicates with shareholders in a number of forums, including quarterly earnings presentations, SEC filings, investor conferences and meetings and press releases. In furtherance of the Company’s commitment to constructive communication and engagement with shareholders, the Company’s policy regarding communications by shareholders and other interested parties with the Board of Directors is designed to promote effective engagement with shareholders and clearly outline the parameters for such engagement.
Shareholders who wish to contact our Board of Directors or any individual Director regarding Altisource may do so by mail addressed to our Corporate Secretary at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg or by email to the Office of the Corporate Secretary at corporatesecretary@altisource.com. Relevant communications received in writing are distributed to our Board of Directors or to individual Directors, as appropriate, depending on the facts and circumstances outlined in the communication received.

Board of Directors and Corporate Governance
Code of Ethics
We have a Code of Business Conduct and Ethics that applies to our Directors, officers and employees as required by the Nasdaq listing standards. We also have a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer and the members of the Chief Financial Officer’s financial leadership team. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers are available on our website at https://ir.altisource.com/corporate-governance. On an annual basis, the Board of Directors reviews and approves the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers. The Board of Directors last reviewed the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers in December 2022. Any amendments to the Code of Business Conduct and Ethics or the Code of Ethics for Senior Financial Officers, as well as any waivers that are required to be disclosed under SEC rules or the Nasdaq listing standards, must be approved by our Board of Directors or the Audit Committee and will be posted on our website at https://ir.altisource.com/corporate-governance or otherwise disclosed in accordance with such rules.
Risk Management and Oversight Process
Our Board of Directors and its Committees play a key role in the oversight of the Company’s risk management.
Through regular reviews with management and internal and external auditors, the Board of Directors and the Audit Committee monitor Altisource’s enterprise risks, including credit risk, liquidity risk, operational risk and legal and regulatory risk. In its periodic meetings with internal and external auditors, the Audit Committee discusses the scope and plan for the internal audit department and, in conjunction with management, considers whether accounting and financial controls are aligned with business risks. In its periodic meetings with the external auditors, the Audit Committee reviews the external audit scope, the external auditors’ responsibilities and independence under the Standards of the Public Company Accounting Oversight Board (“PCAOB”), accounting policies and practices and other required communications.
Our Audit Committee periodically performs, and reports to the Board of Directors on, an enterprise risk assessment with management to review the principal risks that could adversely affect our business, and to monitor the steps management is taking to map and mitigate these risks. This enterprise risk assessment generally reviews: (i) operational risks; (ii) financial risks; (iii) legal and regulatory compliance risks; (iv) reputational risks; (v) technology risks; (vi) privacy risks; (vii) data security (including cybersecurity) risks; (viii) strategic risks; and (ix) other risks that could adversely affect our business.
Our Board of Directors and Compliance Committee monitor the overall compliance function, including the compliance management system, and compliance with legal and regulatory requirements and related risks, through regular reviews with management. At least quarterly, our Compliance Committee reviews and discusses with management the Company’s compliance with legal and regulatory requirements and compliance programs.
In addition, working closely with management, our Nomination/Governance Committee assists our Board of Directors in monitoring the Company’s governance and succession risks, and our Compensation Committee assists our Board of Directors in monitoring the Company’s compensation policies and related risks.
The role of our Board of Directors in risk oversight is consistent with the Company’s leadership structure, with the Chief Executive Officer and other members of management having responsibility for assessing and managing the Company’s risk exposure, and the Board of Directors and its Committees providing oversight of the management of these risks.
Share Hedging, Margin Lending, Share Pledging
Our Corporate Governance Guidelines prohibit our executive officers from pledging or otherwise encumbering shares of the Company’s common stock as collateral for indebtedness and from entering into any transaction that is designed to hedge or offset any decrease in the market value of the Company’s common stock. We also maintain a Management Directive (Management Directive No. 5: Prevention of Insider Trading and Other Prohibitions) detailing our trading window period policy and our insider trading policy, which contains similar prohibitions.

Board of Directors and Corporate Governance
Corporate Responsibility, Sustainability and Human Rights
Altisource’s Corporate Responsibility Management Committee oversees the policies, procedures and strategies regarding corporate responsibility, sustainability and environment. The Committee typically meets quarterly and includes our Chief Legal and Compliance Officer, Chief Financial Officer and other key operational executives. Our Board of Directors oversees the Corporate Responsibility Management Committee and receives regular updates on the effectiveness of our corporate responsibility initiatives.
At the recommendation of the Corporate Responsibility Management Committee, in December 2021, the Board of Directors established a target of reducing our greenhouse gas emissions by 25% compared to 2019, the last year we were fully operational in our offices.

Board of Directors Compensation

Compensation Arrangements for Non-Management Directors
Altisource’s director compensation program is designed to attract and retain highly qualified non-management directors. Our Compensation Committee believes that compensation for non-management directors should consist of both equity and cash to compensate members for their service on the Board of Directors and its committees and to align their interests with our shareholders.
In line with our philosophy that the interests of our Directors should align with the interests of our shareholders, and to encourage active membership, non-management Directors who attend at least seventy-five percent (75%) of all meetings of the Board of Directors and Committees on which they serve are entitled to receive an award of shares of our common stock at the end of the applicable service year based on an award value periodically approved by our shareholders. We determine the number of shares to be granted by dividing the award value by the average of the high and low prices of our common stock as reported on the Nasdaq Global Select Market on the first day of the service year.
For the 2021 to 2022 service year, each of our non-management Directors who attended at least seventy-five percent (75%) of all meetings of the Board of Directors and Committees on which they served received 17,180 shares of our common stock at the end of the service year, based on an award value of $120,000 divided by the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on May 19, 2021 (the first day of the 2021 to 2022 service year).
For the 2022 to 2023 service year, our non-management Directors who attend at least seventy-five percent (75%) of all meetings of the Board and Committees on which they serve will receive 12,327 shares of common stock at the end of the service year, based on an award value of $120,000, divided by the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on May 18, 2022 (the first day of the 2022 to 2023 service year).
In addition, in line with our philosophy that the interests of our Directors should be aligned with those of our shareholders, new non-management Directors are granted a one-time award of 500 restricted shares of common stock, which are scheduled to vest in four (4) equal installments, with the initial portion vesting on the date of the annual meeting following the award and vesting continuing on the dates of the next three (3) annual meetings.
As approved by our shareholders at our 2016 annual meeting of shareholders, each non-management member of our Board of Directors also receives the following annual cash compensation, in quarterly installments:
•
a retainer of $54,000;

•
an additional $100,000 to the Chairman of the Board of Directors, if not a member of the Company’s management(1);

•
an additional $25,000 to the Audit Committee Chair;

•
an additional $17,500 to the Compliance Committee Chair;

•
an additional $15,000 to the Compensation Committee Chair;

•
an additional $12,500 to the Nomination/Governance Committee Chair;

•
an additional $10,000 to all Audit Committee members (other than the Audit Committee Chair);

•
an additional $10,000 to all Compliance Committee members (other than the Compliance Committee Chair);

•
an additional $7,500 to all Compensation Committee members (other than the Compensation Committee Chair); and

•
an additional $5,000 to all Nomination/Governance Committee members (other than the Nomination/ Governance Committee Chair).

(1)
As a management Director, our current Chairman of the Board does not receive an annual retainer or any other additional compensation for his service on the Board of Directors

Board of Directors Compensation
The Company also pays or reimburses our Directors for their reasonable travel, lodging, food and other expenses related to their attendance at Board, Committee or shareholder meetings or other corporate functions.
Certain Directors are also required to file Luxembourg tax returns in connection with the compensation that they receive as Directors of Altisource. In connection with this requirement, as approved by our shareholders at the 2018 Annual Meeting, the Company pays for tax preparation services for any Luxembourg tax returns that must be filed by non-resident Directors as a result of their membership on the Board of Directors of Altisource.
Non-Management Director Compensation for 2022
The following table summarizes: (i) cash compensation earned in 2022 by each non-management member of our Board of Directors who served as a Director during 2022; (ii) stock awards made to our non-management Directors in 2022 for their service in the 2021 to 2022 service year; and (iii) any other compensation received from the Company in 2022. Mr. Shepro, as a member of the Company’s management, does not receive an annual retainer or any other additional compensation for his service on the Board of Directors.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation	Total
John G. Aldridge, Jr.	$44,589	—	—	$44,589
Mary C. Hickok(3)	$66,053	$37,950	—	$104,002
Scott E. Burg(4)	$15,667	$132,937	—	$148,604
Joseph L. Morettini	$85,909	$169,653	—	$255,562
Roland Müller-Ineichen(5)	$95,264	$169,653	—	$264,916

(1)
Cash compensation for our non-management directors is established on a “service year” basis running from one annual meeting of shareholders to the next annual meeting of shareholders and is paid in equal installments at the end of each quarter during which the non-management director served as a member of our Board of Directors. Director compensation may be prorated for a Director serving less than a full one (1) year term, as in the case of a Director joining the Board of Directors after an annual meeting of shareholders but during the service year. This table shows the amounts earned for service in 2022, including amounts earned for service in the fourth quarter of 2022 and paid in the first quarter of 2023

(2)
Non-management Directors who attended at least seventy-five percent (75%) of all meetings of the Board of Directors and Committees on which they served for the 2021 to 2022 service year were entitled to receive an award of Altisource common stock at the end of such service year. The number of shares of common stock was determined by dividing $120,000 by the average of the high and low prices of the common stock as reported on the Nasdaq Global Select Market on the first day of the service year. This table shows the aggregate award date fair value of such shares on the date awarded in May 2022

(3)
On the date of her initial election to our Board of Directors, Ms. Hickok received a one-time grant of 500 shares of common stock. This award was scheduled to vest in four (4) equal installments beginning on the date of the 2022 annual meeting of shareholders and the final installment vesting on the date of the 2025 annual meeting of shareholders, subject to Ms. Hickok’s continued service on the Board. All cash compensation related to Ms. Hickok’s service as a Director was paid to STS Master Fund, Ltd. Shares received by Ms. Hickok’s as a Director were transferred to DPR CC LLC, a C-Corp 100% owned by Deer Park/STS Master Fund, Ltd.

(4)
On the date of his initial election to our Board of Directors, Mr. Burg received a one-time grant of 500 shares of common stock. This award was scheduled to vest in four (4) equal installments beginning on the date of the 2019 annual meeting of shareholders and the final installment vesting on the date of the 2022 annual meeting of shareholders, subject to Mr. Burg’s continued service on the Board. Due to Mr. Burg’s resignation from the Board of Directors on March 1, 2022, the final installment did not vest. All cash compensation related to Mr. Burg’s service as a Director was paid to STS Master Fund, Ltd.

(5)
Mr. Müller-Ineichen’s cash compensation was paid in euros and Swiss francs, using the following exchange rates that were in effect on the 15th day of the last month of the quarter for which the payment was made: for the first quarter 2022, an exchange rate of 0.91142 euros to the U.S. dollar; for the second quarter 2022, an exchange rate of 0.99862 Swiss francs to the U.S. dollar; for the third quarter 2022, an exchange rate of 0.94428 Swiss francs to the U.S. dollar and for the fourth quarter, an exchange rate of 0.93976 euros to the U.S. dollar. The cash amounts reported herein are the U.S. dollar amounts prior to conversion to euros or Swiss francs

Board of Directors Compensation
Minimum Stock Ownership Requirements
To further align our non-management Directors’ interests with those of our shareholders, our Board of Directors has adopted minimum stock ownership requirements for non-management Directors. Pursuant to these ownership requirements, each non-management Director is required to attain and maintain stock ownership at a level equal to three times his or her annual cash retainer. The minimum number of shares is determined as of the date of such person’s initial election as a non-management director, or if elected prior to the policy’s adoption, the date when he or she first became subject to this policy. Each non-management Director has two years from the effective date of his or her initial election or from the date on which he or she first becomes subject to the policy, whichever is later, to comply with these requirements. The minimum stock ownership level will not change as a result of fluctuations in the market price of the Company’s common stock. Incremental increases in the level of required stock ownership will be determined as of the effective date of any increase in the annual cash retainer paid to non-management Directors. Each of our Directors either currently meets the applicable minimum stock ownership requirements or is expected to come into compliance with these requirements within the period noted above. The minimum stock ownership requirements for our non-management Directors and our Chief Executive Officer are set forth in our Corporate Governance Guidelines, which are available on our website at https://ir.altisource.com/corporate-governance.

Executive Officers Who Are Not Directors

The following table sets forth certain information with respect to each person who served as one of our executive officers in 2022 but did not serve on our Board of Directors. Our Board of Directors determines our executive officers on an annual basis and our executive officers generally serve at the discretion of our Board of Directors. None of our Directors or executive officers is related to any other Director or executive officer of Altisource by blood, marriage or adoption. The below named executive officers, together with William B. Shepro, are referred to in this document as the “Named Executive Officers”.
Name	Age(1)	Position
Michelle D. Esterman	51	Chief Financial Officer
Gregory J. Ritts	54	Chief Legal and Compliance Officer

(1)
As of March 24, 2023

The principal occupation for the last five (5) years, as well as certain other biographical information, for each of our current executive officers who is not a Director is set forth below.
Michelle D. Esterman.  Ms. Esterman has served as Chief Financial Officer of Altisource since August 2018. She also served as Chief Financial Officer of Altisource from March 2012 to October 2017 and as Executive Vice President, Finance of Altisource from October 2017 to August 2018. Before joining Altisource in March 2012, she served as Senior Manager, Audit & Enterprise Risk Services for Deloitte & Touche LLP (“Deloitte”) since 2003, including a two-year rotation with Deloitte Touche Tohmatsu, and in various roles for Deloitte from 1996 to 2003. Ms. Esterman began her career with Georgia Pacific Corporation in 1994 and is a Certified Public Accountant (Florida). She holds a Bachelor of Business Administration with a concentration in Accounting and a Master of Accountancy with a concentration in Tax from the University of North Florida.
Gregory J. Ritts.  Mr. Ritts has served as Chief Legal and Compliance Officer of Altisource since February 2018 and has served as General Counsel since joining Altisource in October 2014. Before joining Altisource, he served as Senior Vice President, Deputy General Counsel of Publicis Groupe, an advertising and communications group, beginning in June 2010. Mr. Ritts also served as Global Vice President of Business Affairs and Corporate Development at Razorfish LLC, and held various senior legal positions with aQuantive, Inc. and Microsoft Corporation. Mr. Ritts began his career with the law firms of Nixon Peabody and Perkins Coie as an associate attorney. He holds a Bachelor of Arts from Miami University and a Juris Doctor from the University of Michigan Law School.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership of Common Stock
The following table sets forth certain information regarding the beneficial ownership of our common stock by:
a.
all persons known by Altisource to beneficially own five percent (5%) or more of the outstanding common stock;

b.
each Director and Named Executive Officer of Altisource; and

c.
all Directors and current executive officers of Altisource as a group.

The table is based upon information supplied to us by Directors, executive officers and principal shareholders and filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is based on an aggregate of 20,814,821 shares issued and outstanding as of March 24, 2023. Unless otherwise indicated in the footnotes below, the information is provided as of the record date, March 24, 2023.
Unless otherwise noted, the address for contacting the Directors and Named Executive Officers listed below is: Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg.
Shares Beneficially Owned(1)
Name of Beneficial Owner:	Amount	Percent
William C. Erbey(2)	6,000,709	28.83%
Deer Park Road Management Company, LP(3)	4,236,774	20.35%
Hoak Public Equities, L.P.(4)	1,673,677	8.04%
Steven R. Becker(5)	1,192,300	5.73%
Directors and Named Executive Officers:
William B. Shepro(6)	897,533	4.31%
Michelle D. Esterman(7)	130,970	*
Gregory J. Ritts(8)	77,943	*
Roland Müller-Ineichen	68,967	*
Joseph L. Morettini	45,734	*
John G. Aldridge, Jr.(9)	20,125	*
Mary C. Hickok(10)	0	*
All Directors and Executive Officers as a Group (7 persons)	1,241,272	5.96%

*
Less than one percent (1%)

(1)
For purposes of this table, an individual is considered the beneficial owner of shares of common stock if he or she directly or indirectly has, or shares, voting power or investment power, as defined in the rules promulgated under the Exchange Act, or has the right to acquire such beneficial ownership within 60 days after March 24, 2023. Therefore, the table includes options to purchase shares of our common stock that are currently exercisable or will become exercisable within such 60-day period and restricted shares and restricted share units (“RSUs”) that vest within 60 days, even if the share exercise price of such options exceed the share value of such options. It does not include restricted shares that do not vest within such 60-day period and under which the holder has no voting rights until vested. With respect to shares, unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares. In accordance with Company policy, no shares have been pledged as security for indebtedness by the Named Executive Officers or Directors

(2)
Based on information contained in a Schedule 13D/A filed with the SEC on May 21, 2021, Mr. Erbey’s holdings consist of 5,452,489 shares held by Salt Pond Holdings, LLC (“Salt Pond”), a United States Virgin Islands limited liability company, of which the members are the Christiansted Trust (as defined below), the Frederiksted Trust (as defined below) and Erbey Holding Corporation (as defined below); the Christiansted Trust, a United States Virgin Islands trust, of which Mr. Erbey, John Erbey (Mr. Erbey’s brother), Mrs. Erbey

Security Ownership of Certain Beneficial Owners and Management
and Salt Pond are co-trustees (the “Christiansted Trust”); the Frederiksted Trust, a United States Virgin Islands trust, of which Mr. Erbey, John Erbey and Salt Pond are co-trustees (the “Frederiksted Trust”); and Erbey Holding Corporation, Inc. (“Erbey Holding Corporation”), a Delaware corporation, wholly-owned by Carisma Trust, a Nevada trust, the trustee of which is Venia, LLC, a Nevada limited liability company; and 548,220 shares of common stock held by Mrs. Erbey. Mr. and Mrs. Erbey’s business address is P.O. Box 25437, Christiansted, United States Virgin Islands 00824
(3)
Based on information contained in a Form 4 filed with the SEC on February 14, 2023, by Deer Park Road Management Company, LP (‘“Deer Park”), a limited partnership, on behalf of itself and Deer Park Road Management GP, LLC, Deer Park Road Corporation, Michael David Craig-Scheckman, AgateCreek LLC and Scott Edward Burg (collectively, the “Deer Park Reporting Persons”), Deer Park’s holdings consist of 4,236,774 shares (which Includes 125 restricted shares scheduled to vest within 60 days of March 24, 2023 to Mary Hickok) held for the account of STS Master Fund, Ltd., of which the Deer Park Reporting Persons share voting and dispositive power. Deer Park serves as investment adviser to STS Master Fund, Ltd., an exempted company organized under the laws of the Cayman Islands. The business address of the Deer Park Reporting Persons is 1195 Bangtail Way, Steamboat Springs, Colorado 80487

(4)
Based on information contained in a Schedule 13D filed with the SEC on February 21, 2023, by Hoak Public Equities, L.P., a Texas limited partnership (“HPE”), on behalf of itself and Hoak Fund Management, L.P., a Texas limited partnership and HPE’s general partner (“Hoak Management”); Hoak & Co., a Texas corporation and the general partner of Hoak Management; J. Hale Hoak, President of Hoak & Co.; James M. Hoak, Jr., controlling shareholder and Chairman of Hoak & Co., and trustee of the GRAT (as defined below); and the Nancy Hoak 2023 GRAT Agreement, a grantor retained annuity trust established in the State of Texas (“GRAT”) (collectively, the “Hoak Reporting Persons”). Each of Hoak Management, Hoak & Co., James M. Hoak, Jr., and J. Hale Hoak may be deemed to be the beneficial owners of all shares of Common Stock held by HPE. The business address of each of the HPE Reporting Persons is 3963 Maple Avenue, Suite 450, Dallas, TX 75219

(5)
Based on information contained in a Schedule 13G filed with the SEC on February 21, 2023, by Steven R. Becker and includes (i) 45,000 shares of Common Stock held in the Steven Becker Roth IRA, (ii) 7,500 shares of Common Stock held in the Steven Becker Rollover IRA, and (iii) 40,000 shares of Common Stock held by Channels Holdings LLC, which is owned and controlled entirely by the Steven Becker Roth IRA. Mr. Becker’s business address is 500 Crescent Court, Suite 230, Dallas, Texas 75201

(6)
Consists of options to purchase 252,400 shares exercisable on or within 60 days after March 24, 2023 and 645,133 shares held by the William B. Shepro Revocable Trust (as to which Mr. and Mrs. Shepro share voting and dispositive power)

(7)
Consists of options to purchase 49,466 shares exercisable on or within 60 days after March 24, 2023 and 81,504 shares held jointly by Ms. Esterman and her spouse, Gregory F. Esterman

(8)
Includes options to purchase 35,142 shares exercisable on or within 60 days after March 24, 2023 and 42,801 shares held directly by Mr. Ritts

(9)
Includes 125 restricted shares scheduled to vest within 60 days of March 24, 2023

(10)
Shares received by Ms. Hickok as a Director were and are transferred to DPR CC LLC, a C-Corp 100% owned by Deer Park/STS Master Fund, Ltd.

Equity Compensation Plan Information
The following table sets forth information as of the end of the most recently completed fiscal year with respect to compensation plans under which our equity securities are authorized for issuance.
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	745,277	$27.03	2,528,307

Security Ownership of Certain Beneficial Owners and Management
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than ten percent (10%) of our common stock to file reports of ownership and changes in ownership with the SEC. Executive officers, Directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based upon the Company’s review of Section 16(a) reports, the Company believes that all Section 16(a) filing requirements applicable to such reporting persons were complied with in 2022, except that the following Section 16 reports were filed late, each as the result of an administrative oversight: Michelle D. Esterman filed one late report, which covered three transactions; Gregory J. Ritts filed one late report, which covered three transactions; and William B. Shepro filed one late report, which covered three transactions.

Executive Compensation

Summary Compensation Table
This section provides an overview of our executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.
Our named executive officers for the year ended December 31, 2022 were as follows:
1)
William B. Shepro, Chief Executive Officer

2)
Michelle D. Esterman, Chief Financial Officer

3)
Gregory J. Ritts, Chief Legal and Compliance Officer

The following table discloses compensation of our Named Executive Officers for fiscal years 2021 and 2022.
Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
William B. Shepro Chief Executive Officer	2021	$591,830	$465,961	$619,037	$484,845	$2,161,673
	2022	$877,119(5)	$1,414,117	—	$380,203(6)	$2,671,439
Michelle D. Esterman Chief Financial Officer	2021	$382,814	$241,066	$140,383	—	$764,263
	2022	$430,500(7)	$333,705	—	—	$764,205
Gregory J. Ritts Chief Legal and Compliance Officer	2021	$460,537	$158,134	$123,968	$85,811	$828,450
	2022	$477,915(8)	$316,185	—	$92,075(9)	$886,175

(1)
Represents amounts earned in corresponding year

(2)
Represents the grant date fair value in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 of the restricted share awards granted during each year presented. The value was determined by using the grant date fair value per award multiplied by the shares or RSUs granted, as per the grant date

(3)
Consists of the cash portion of annual incentive compensation related to performance in the year indicated and awarded in the first quarter of the following year

(4)
Consists of payments made to each Named Executive Officer or on their behalf pursuant to their respective employment agreements and relocation/expatriate plans, as detailed in the applicable footnotes

(5)
Mr. Shepro’s base salary is set in U.S. dollars and paid in euros. His base salary was converted to euros using an exchange rate of 0.83 euros to the U.S. dollar in accordance with his employment agreement. The base salary reported on the table above is the U.S. dollar base salary prior to conversion to euros. Mr. Shepro’s base salary was voluntarily reduced by 40% from March to December 2021, with 2022 reflecting the reinstated salary for the full year

(6)
Includes personal use of a company car, an education allowance, a goods and services allowance, a travel allowance, medical benefits, $82,532 for income tax normalization and $170,561 tax gross-up payments on perquisites. Mr. Shepro’s other compensation includes benefits paid in euros and, for purposes of the table, is converted into U.S. dollars based on the OANDA one-year average exchange rate ending on December 31, 2022 of 0.9510 euros to the U.S. dollar. In response to the anticipated impact to the Company’s revenue and cash flow from government and servicer measures to assist borrowers in response to the COVID-19 pandemic, Mr. Shepro agreed to waive on a permanent basis his housing allowance, effective March 1, 2021, and the use of one company-leased vehicle effective June 1, 2021

(7)
Ms. Esterman’s base salary was voluntarily reduced by 15% from March to December 2021, with 2022 reflecting the reinstated salary for the full year

(8)
Mr. Ritts’ base salary is set in U.S. dollars and paid in euros. His base salary was converted to euros using an exchange rate of 0.83 euros to the U.S. dollar in accordance with his employment agreement. The number reported on the table above is the U.S. dollar base salary applicable for the period prior to conversion to euros

(9)
Includes a travel allowance, $25,236 for housing allowance, $31,456 for medical benefits and $28,080 tax gross-up payments made on perquisites. Mr. Ritts’ other compensation includes benefits paid in euros and, for purposes of the table, is converted into U.S. dollars based on the OANDA one-year average exchange rate ending on December 31, 2022 of 0.9510 euros to the U.S. dollar

Executive Compensation
Narrative Disclosure to Summary Compensation Table
For the year ended December 31, 2022, the compensation program for our Named Executive Officers consisted of base salary, annual incentive compensation, equity awards, other benefits, as well as certain relocation and foreign living allowances for the Luxembourg-based Named Executive Officers.
Base Salary
The Compensation Committee sets the base salary for our Chief Executive Officer and approves the base salaries for all other Named Executive Officers.
Base salaries are reviewed periodically, and adjustments may be made based on market information, internal review of the Named Executive Officer’s compensation in relation to other executives, individual performance and corporate performance. Salary levels are also considered upon a relocation, a promotion or other change in job responsibility. In addition, base salaries of the Luxembourg-based Named Executive Officers may be subject to inflationary adjustments from time to time as required by applicable Luxembourg law.
Base salaries for our Named Executive Officers are set in U.S. dollars and paid in euros (other than for Ms. Esterman, who resides in the U.S.).
Annual Incentive Compensation
The Compensation Committee sets the target incentive compensation for our Chief Executive Officer and approves the target incentive compensation for all other Named Executive Officers.
Target incentive compensation is reviewed periodically, and adjustments may be made based on market information, internal review of the Named Executive Officer’s compensation in relation to other executives and performance. In addition, the Chief Executive Officer’s target incentive compensation historically has been adjusted commensurate with inflationary salary indexation under Luxembourg law. The incentives are typically paid in a mix of cash and equity as approved by the Board.
For the year ended December 31, 2022, the Named Executive Officers had the following target annual bonus amounts: Mr. Shepro—$1,315,785, Ms. Esterman—$295,068, and Mr. Ritts—$246,000.
Performance metrics for the annual incentive compensation for the year ended December 31, 2022:
	Consolidated Service Revenue Budget	Consolidated Adjusted EBITDA Budget	Support Function Budget	Corporate Cost Reduction Goal
William B. Shepro	40%	60%
Michelle D. Esterman	35%	55%	5%	5%
Gregory J. Ritts	35%	55%	5%	5%
The annual incentives for the Named Executive Officers (and other employees eligible for an annual incentive) are also determined based on a variable bonus pool (the “Bonus Pool”), with the size of the pool being subject to change by an amount equal to 25% of any increase or decrease of Adjusted EBITDA calculated based on (1) service revenue differences from budget multiplied by the budgeted Adjusted EBITDA margin excluding support function and corporate costs and (2) Adjusted EBITDA differences from budget multiplied by 12.5%.
In the fourth quarter of 2022, the Board of Directors approved certain changes to the 2022 annual incentive compensation computation and payouts as set forth below. The changes were intended to more accurately reflect the market conditions in which the Company operated in 2022, which materially deviated from the market condition assumptions underlying the original 2022 budget and annual incentive compensation computation.

Executive Compensation
1)
Scorecards: The Board approved amendments to the 2022 budget to address the impact of certain unanticipated market conditions on the Company’s financial performance mainly arising from external market conditions. These amendments were mostly driven by:

a.
Default Market Recovery Timeline: The existing 2022 budget assumed that the default market would return to a more normal operating environment in 2022, including increasing rates of foreclosure initiations and foreclosure sales throughout the year, following the late 2021 expiration of borrower relief measures. The actual rates of foreclosure initiations and foreclosure sales significantly lagged budgetary assumptions, however

b.
Origination Volume Declines: The existing 2022 budget assumed a smaller decline in residential mortgage loan origination (number of loans) over 2021 than the actual decline experienced in 2022. The original 2022 budget was based on the Mortgage Bankers Association’s (“MBA”) January 2022 projected 37% decline in origination volume. In October 2022, the MBA revised its 2022 forecast to a 56% decline of origination volume

c.
Slower Growth of Origination-related Services: Origination-related services provided to members of the Lenders One mortgage cooperative and other Origination businesses did not grow at anticipated rates due to longer than anticipated timeframes for customers to implement processes to purchase new services, members performing certain services previously acquired from Altisource or the cooperative to enable such members to retain and utilize their own employees, and the greater than market decline of the residential mortgage loan refinancing market and our title and valuation solutions that primarily support such loan refinancings

In order to reduce expenses to help offset the reductions in consolidated service revenue and adjusted EBITDA budgets, the Board also approved reducing the support function budgets. These amendments in budget resulted in changes in the scorecard for the NEOs.
2)
Bonus Pool: The Board also decided that the 2022 Bonus Pool would be set at 50% of original target level of achievement in recognition of the Company’s year-over-year improvement in Adjusted EBITDA, despite challenging market conditions, and the importance of the bonus in employee retention and motivation

3)
Incentive Payout Methodology—The 2022 annual incentive compensation earned by the Named Executive Officers would be paid entirely in RSUs (as opposed to mix of cash and equity). The award quantum would be determined by dividing the value of actual incentive earned by the Named Executive Officer by the average closing price of ASPS common stock for the 30 trading days preceding the date of the grant. The cash portion of the annual incentive compensation historically is paid immediately, with the RSU portion of the award equally vesting on the first and second anniversaries of the grant date. However, for the 2022 annual incentive compensation, the portion of RSUs that would have historically been paid in cash (and now being paid in RSUs) would vest with the first tranche of the RSU portion of the award on the first anniversary of the grant date, resulting in 80% of such award vesting on the first anniversary; the remainder of the award would vest on the second anniversary of the grant date

The changes to the 2022 annual incentive compensation computation and payouts using performance against the revised 2022 budget resulted in an increase in the value of the annual incentive compensation received by the Named Executive Officers when compared to the payouts which would have been earned based on performance against the original budget. However, paying the annual incentive compensation solely in equity permits the Company to conserve cash by eliminating the cash impact on the Company. The table below summarizes the equity award received as part of the annual incentive that was included in the Summary Compensation Table for 2022.
	Target Annual Bonus	Overall Attainment Percentage	Actual Earnings	# RSUs Granted
William B. Shepro	$1,315,785	54.6%	$718,881	129,521
Michelle D. Esterman	$295,068	54.5%	$160,938	28,996
Gregory J. Ritts	$246,000	55.0%	$135,196	24,358

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
In March 2022, we granted restricted stock unit awards to certain Named Executive Officers. The awards had a combination of time-based vesting and performance-based vesting, and details regarding the vesting terms of such awards are described below in the notes to the table below.
	Option Awards					Stock Awards(5)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2)	Option Exercise Price	Option Expiration Date	Number of Securities That Have Not Vested(3)	Market Value of Securities That Have Not Vested	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Shares(4)	Market Value of Unearned Shares That Have Not Vested
William B. Shepro	52,400	—	—	$18.79	4/15/2025	—	—	—	—
	200,000	—	—	$24.82	2/12/2028	—	—	—	—
	—	—	—	—	—	—	—	32,880(6)	$311,045
	—	—	—	—	—	—	—	10,960(7)	$103,682
	—	—	—	—	—	—	—	40,000(8)	$378,400
	—	—	—	—	—	3,333(9)	$31,530
	—	—	—	—	—	—	—	12,599(22)	$119,187
	—	—	—	—	—	4,800(20)	$45,408	—	—
	—	—	—	—	—	—	—	8,400(21)	$79,464
	—	—	—	—	—	—	—	40,974(25)	$387,614
	—	—	—	—	—	53,882(24)	$509,724	—	—
	—	—	—	—	—	40,975(25)	$387,624	—	—
Michelle D. Esterman	13,400	—	—	$18.79	4/15/2025	—	—	—	—
	6,250	—	—	$21.89	2/10/2025	—	—	—	—
	12,500	—	—	$21.89	2/10/2025	—	—	—	—
		—	6,250(10)	$21.89	2/10/2025	—	—	—	—
	17,316	—	—	$24.82	2/12/2028	—	—	—	—
	—	—	—	—	—	—	—	7,369(11)	$69,711
	—	—				—	—	2,456(12)	$23,234
	—	—				2,000(13)	$18,920	—	—
	—	—	—	—	—	—	—	19,000(8)	$179,740
	—	—	—	—	—	1,583(9)	$14,975	—	—
	—	—	—	—	—	—	—	9,333(22)	$88,290
	—	—	—	—	—	1,333(21)	$12,610	—	—
	—	—	—	—	—	—	—	6,223(21)	$58,870
	—	—	—	—	—	—	—	10,000(25)	$94,600
	—	—	—	—	—	12,219(23)	$115,592	—	—
	—	—	—	—	—	10,000(24)	$94,600	—	—

Executive Compensation
	Option Awards					Stock Awards(5)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2)	Option Exercise Price	Option Expiration Date	Number of Securities That Have Not Vested(3)	Market Value of Securities That Have Not Vested	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Shares(4)	Market Value of Unearned Shares That Have Not Vested
Gregory J. Ritts	7,800	—	—	$18.79	4/15/2025	—	—	—	—
	14,842	—	—	$24.82	2/12/2028	—	—	—	—
	—	—	3,333(19)	$27.65	7/27/2027	—	—	—	—
	—	—	1,667(18)	$27.65	7/27/2027	—	—	—	—
	5,000	—	—	$32.64	8/29/2026	—	—	—	—
	—	—	3,333(16)	$32.64	8/29/2026	—	—	—	—
	—	—	1,667(17)	$32.64	8/29/2026	—	—	—	—
	7,500	—	—	$96.87	10/1/2024	—	—	—	—
	—	—	15,000(14)	$96.87	10/1/2024	—	—	—	—
	—	—	7,500(15)	$96.87	10/1/2024	—	—	—	—
	—	—	—	—	—	—	—	6,316(11)	$59,749
	—	—	—	—	—	—	—	2,105(12)	$19,913
	—	—	—	—	—	—	—	19,000(8)	$179,740
	—	—	—	—	—	1,583(9)	$14,975	—	—
	—	—	—	—	—	—	—	8,200(22)	$77,572
	—	—	—	—	—	—	—	5,467(21)	$51,718
	—	—	—	—	—	26(20)	$246	—	—
	—	—	—	—	—	—	—	10,000(25)	$94,460
	—	—	—	—	—	10,790(23)	$102,073	—	—
	—	—	—	—	—	10,000(24)	$94,600	—	—
(1)
Options awarded for which the performance hurdles have been achieved but remain subject to additional service-based criteria

(2)
Options awarded for which the performance hurdles have not been achieved

(3)
Restricted shares and RSUs awarded but remain subject to additional service-based vesting criteria

(4)
Restricted shares and RSUs awarded for which the performance hurdles have not been achieved

(5)
All award values set forth herein have been calculated using the closing common share price of $9.46 for Altisource as of December 31, 2022

(6)
Represents the February 27, 2020 award of performance-based RSUs, which cliff vest on the third anniversary of the grant date if certain financial measures are achieved. The number of performance-based RSUs that may vest will be based on the level of achievement, as specified in the award agreements. If the performance criteria achieved is above certain financial performance levels and Altisource’s share performance is above certain established criteria, participants have the opportunity to vest in up to 225% of the RSU award, depending on performance achieved. If the performance criteria is below a certain threshold, the award is cancelled

(7)
Represents the February 27, 2020 award of performance-based RSUs, which vest in three (3) equal installments on February 27, 2021, February 27, 2022 and February 27, 2023, subject each year to the executive officer meeting a minimum performance level of fifty percent (50%) on his or her annual scorecard for the 2020,2021 and 2022 service years

(8)
Represents the October 01, 2020 award of performance-based RSUs. Granted pursuant to our 2009 Equity Incentive Plan. Performance-based RSU awards are scheduled to vest as follows:

a.
10% of the award will start to vest when the average closing price of ASPS common stock over a period of 30 calendar days is equal to or greater than $20

b.
30% of the award will start to vest when the average closing price of ASPS common stock over a period of 30 calendar days is equal to or greater than $25

Executive Compensation
c.
40% of the award will start to vest when the average closing price of ASPS common stock over a period of 30 calendar days is equal to or greater than $35

These RSU awards will expire on October 01, 2030 if the performance metrics have not been achieved
(9)
Time-based RSU awards are scheduled to vest in three (3) equal installments on October 1, 2021, October 1, 2022 and October 1, 2023

(10)
Represents the February 10, 2015 award of performance-based Options. Twenty-five percent (25%) of options vest upon Altisource achieving a stock price of $65.67 and an annual rate of return of twenty-five percent (25%) over the exercise price with the balance vesting twenty-five percent (25%) each subsequent anniversary thereof. These awards will expire on February 10, 2025 if the performance metrics have not been achieved

(11)
Represents the January 24, 2020 award of performance-based RSUs, which cliff vest on the third anniversary of the grant date if certain financial measures are achieved. The number of performance-based RSUs that may vest will be based on the level of achievement, as specified in the award agreements. If the performance criteria achieved is above certain financial performance levels and Altisource’s share performance is above certain established criteria, participants have the opportunity to vest in up to 225% of the RSU award, depending on performance achieved. If the performance criteria is below a certain threshold, the award is cancelled

(12)
Represents the January 24, 2020 award of performance-based RSUs, which vest in three (3) equal installments on January 24, 2021, January 24, 2022 and January 24, 2023, subject each year to the executive officer meeting a minimum performance level of fifty percent (50%) on his or her annual scorecard for the 2020, 2021 and 2022 service years

(13)
Time-based RSU awards are scheduled to vest in three (3) equal installments on February 26, 2021, February 26, 2022 and February 26, 2023

(14)
Represents the October 01, 2014 award of performance-based Options. Twenty-five percent (25%) of options vest upon Altisource achieving a stock price of $193.74 and an annual rate of return of twenty percent (20%) over the exercise price with the balance vesting twenty-five percent (25%) each subsequent anniversary thereof. These awards will expire on October 01, 2024 if the performance metrics have not been achieved

(15)
Represents the October 01, 2014 award of performance-based Options. Twenty-five percent (25%) of options vest upon Altisource achieving a stock price of $290.61 and an annual rate of return of twenty percent (20%) over the exercise price with the balance vesting twenty-five percent (25%) each subsequent anniversary thereof. These awards will expire on October 01, 2024 if the performance metrics have not been achieved

(16)
Represents the August 29, 2016 award of performance-based Options. One-third of options vest upon Altisource achieving a stock price of $65.28 and an annual rate of return of twenty percent (20%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof. These awards will expire on August 29, 2026 if the performance metrics have not been achieved

(17)
Represents the August 29, 2016 award of performance-based Options. One-third of options vest upon Altisource achieving a stock price of $97.92 and an annual rate of return of twenty-five percent (25%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof. These awards will expire on August 29, 2026 if the performance metrics have not been achieved

(18)
Represents the July 27, 2017 award of performance-based Options. One-third of options vest upon Altisource achieving a stock price of $82.95 and an annual rate of return of twenty-five percent (25%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof. These awards will expire on July 27, 2027 if the performance metrics have not been achieved

(19)
Represents the July 27, 2017 award of performance-based Options. One-third of options vest upon Altisource achieving a stock price of $55.30 and an annual rate of return of twenty percent (20%) over the exercise price with the balance vesting one-third each subsequent anniversary thereof. These awards will expire on July 27, 2027 if the performance metrics have not been achieved

(20)
RSUs vest in two (2) equal installments on March 21, 2022 and March 21, 2023

Executive Compensation
(21)
Represents the March 9, 2021 award of performance-based RSUs, which vest in two (3) equal installments on March 9, 2022, March 9, 2023 and March 9, 2024 subject each year to the executive officer meeting a minimum performance level of fifty percent (50%) on his or her annual scorecard for the 2021, 2022 and 2023 service years

(22)
Represents the March 9, 2021 award of performance-based RSUs, which cliff vest on the third anniversary of the grant date if certain financial measures are achieved. The number of performance-based RSUs that may vest is based on the level of achievement, as specified in the award agreements. If the performance criteria achieved is above certain financial performance levels and Altisource’s share performance is above certain established criteria, participants have the opportunity to vest in up to 225% of the RSU award. If the performance criteria is below a certain threshold, the award is cancelled

(23)
RSUs vest in two (2) equal installments on March 1, 2023 and March 1, 2024

(24)
Time-based RSU awards are scheduled to vest in three (3) equal installments on March 1, 2023, March 1, 2024 and March 1, 2025

(25)
Represents the March 1, 2022 award of performance-based RSUs, which cliff vest on the third anniversary of the grant date if certain financial measures are achieved. The number of performance-based RSUs that may vest will be based on the level of achievement, as specified in the award agreements. If the performance criteria achieved is above certain financial performance levels and Altisource’s share performance is above certain established criteria, participants have the opportunity to vest in up to 225% of the RSU award, depending on performance achieved. If the performance criteria is below a certain threshold, the award is cancelled

Employment Agreements
Altisource is party to Luxembourg employment agreements with each of our Luxembourg-based Named Executive Officers, as required by Luxembourg law. The employment terms of each agreement continue indefinitely until the executive ceases being a Luxembourg employee of Altisource. The agreements provide for a base salary and annual incentive compensation based on the satisfaction of relevant performance criteria. In addition, the executives may receive relocation and foreign living allowances, as well as benefits such as health insurance. Please see the “Relocation and Foreign Living Allowances” section and the Summary Compensation Table under the “Executive Compensation” section above for additional details.
In order to terminate the employment agreement, each party must provide notice in accordance with the applicable time periods set forth in article L.124-1 of the Luxembourg Labor Code; provided, however, in the event of termination by the Company for “Cause” (“motifs graves,” as defined in article L.124-10 of the Luxembourg Labor Code), no notice period is required. In addition, in the event of termination by the Company without “Cause” or, in some instances, resignation by the executive for “Good Reason,” the executive will receive severance benefits as described below. Furthermore, the executive may be entitled to receive additional payments in accordance with article L.124-7 of the Luxembourg Labor Code if executive has been employed for more than five (5) years, which period has been satisfied by each of our Luxembourg-based Named Executive Officers.
The agreements also include a covenant not to disclose our confidential information and to enter into an intellectual property agreement. In addition, the agreements include covenants of non-competition for a minimum period of one (1) year, and non-solicitation of two (2) years, or one (1) year in the case of the Chief Executive Officer, following the termination of the agreement. The agreements are governed, interpreted and subject to the limitations of, and performed pursuant to and in accordance with, the laws of the Grand Duchy of Luxembourg.
Potential Payments Upon Termination or Change of Control
As discussed above, Messrs. Shepro and Ritts have entered into employment agreements with the Company. Under these agreements, if employment is terminated as a result of retirement or disability or otherwise without cause, as defined therein, the Company will pay all standard relocation costs to relocate the executive officer to the United States. If the Company terminates the employment of the foregoing Named Executive Officers other than for “Cause” (“motifs graves,” as defined in L.124-10 of the Luxembourg Labor Code) and, in the case of Mr. Shepro, if he terminates his employment for “Good Reason” (as defined in his employment agreement), the

Executive Compensation
Company shall make a cash payment of twelve (12) months’ base salary (in the case of Mr. Shepro) and four (4) months’ base salary (in the case of Mr. Ritts) in addition to certain notice and additional payments as may be required under articles L.124-1 and L.124-7 of the Luxembourg Labor Code. In the case of Mr. Shepro, the Company shall also pay at least one (1) year of target incentive compensation in such instances. Additionally, if the Company terminates the employment of Mr. Shepro other than for “Cause” after October 1 of the service year, and before incentives are paid for the respective service year, Mr. Shepro will be entitled to receive incentive compensation for such service year. The employment agreement of Mr. Ritts additionally provides that, in the event of a Change of Control (as defined therein), the Company shall make a lump-sum cash payment to Mr. Ritts equal to twelve (12) months’ base salary plus one (1) year’s target incentive compensation. Additionally, if such Change of Control happens after October 1 of a service year and before incentives are paid for such service year, Mr. Ritts will be entitled to receive incentive compensation for such service year with such payment to be prorated to the date of such Change of Control if occurring between October 1 and December 31 of such year. Subsequent to such Change of Control, if Mr. Ritts is terminated other than for Cause, his severance payment would be limited to the statutory notice and such other payment obligations required under articles L.124-1 and L.124-7 of the Luxembourg Labor Code, notwithstanding the third sentence of this paragraph. If the Company terminates one of the foregoing Named Executive Officers for “Cause,” the Company may do so without notice and with no obligation to make any further payments to such executive, other than amounts accrued and unpaid at the date of termination.
With respect to stock options, typically, upon termination of a Named Executive Officer’s employment other than for “Cause,” as defined by the applicable stock option agreement, or by reason of resignation, the Named Executive Officer will be entitled to retain any vested portion of prior awards granted and any unvested market-based options for which the vesting hurdles have already been achieved. Typically, the Named Executive Officer’s right to retain any options following termination of employment is subject to the requirement that he or she has been employed with the Company for a period of at least two (2) years, which period has been satisfied by each of our Named Executive Officers. Upon termination of employment for “Cause,” all vested and unvested stock options awarded pursuant to such agreement will be forfeited.
In addition, certain of the stock option agreements provide for accelerated vesting of service-based options. Typically, upon a Named Executive Officer’s death, disability or, in some instances, retirement (as defined in the applicable stock option agreement), service-based options will immediately vest; provided however that, typically, the Named Executive Officer’s right to the acceleration of options following termination of employment is subject to the requirement that he or she has been employed with the Company for a period of at least three (3) years in the case of retirement and two (2) years in other instances, which periods have been satisfied by each of our Named Executive Officers. Additionally, pursuant to certain of these agreements, if there is a change of control transaction (“Transaction”), the Compensation Committee may, inter alia, adjust the vesting conditions of the options in its discretion, which could result in the immediate vesting of some or all of the options. Under the terms of the stock option awards granted to our Named Executive Officers on and after April 15, 2015, in the event of a Transaction, a buyer will have the option to cancel the stock options in exchange for the stock options’ intrinsic value or allow them to remain in place. Generally, for termination not due to death, disability or retirement, a Named Executive Officer has six (6) months within which to exercise vested stock options pursuant to our stock option agreements.
With respect to restricted shares and RSUs granted to our Named Executive Officers, in some instances if the executive officer’s employment is terminated due to death, disability, or retirement (as defined in our 2009 Equity Incentive Plan and the applicable award agreements) unvested restricted shares and RSUs shall immediately vest, subject to the requirement that such executive officer has been employed with the Company for a period of time prior to the death, disability or retirement, as applicable, which periods have been satisfied by each of our Named Executive Officers. If the Named Executive Officer voluntarily resigns or his or her employment is terminated for “Cause,” any unvested restricted shares and RSUs will be forfeited. In some cases, if the Company terminates a Named Executive Officer’s employment for reasons other than “Cause,” as defined by the applicable award agreement, certain unvested restricted shares and RSUs will vest after 30 days of such termination. In addition, certain restricted share and RSU awards provide for the vesting of unvested restricted shares and RSUs in the event of a Transaction.
Except as specified above, any portion of an equity award not vested will generally be forfeited unless alternate arrangements are made at the discretion of the Compensation Committee.

Executive Compensation
Pay Versus Performance
As required by Item 402(v) of Regulation S-K, the following table discloses the relationship between the financial performance of the Company and (i) the summary compensation actually paid to the Company’s Principal Executive Officer (“PEO”), and (ii) the average compensation actually paid to non-PEO Named Executive Officers. For further information about how we align executive compensation with the Company’s performance, see the Summary Compensation Table
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO(1),(2)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2),(3)	Total Shareholder Return (Initial Value $100)(4)	Net Income
2021	$2,161,673	$1,783,989	$867,411	$762,472	$(12.89)	$11,811,581
2022	$2,671,439	$1,982,879	$825,190	$638,930	$(26.55)	$(53,418,000)

(1)
William B. Shepro was the PEO for each of 2022 and 2021

(2)
SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine Compensation Actually Paid as reported in the Pay versus Performance Table. Compensation Actually Paid does not necessarily represent cash and/or equity value transferred to the applicable named executive officer without restriction, but rather is a value calculated under applicable SEC rules. In general, Compensation Actually Paid is calculated as Summary Compensation Table total compensation adjusted to include the fair market value of equity awards as of December 31 of the applicable year or, if earlier, the vesting date (rather than the grant date)

(3)
The non-PEO named executive officers for 2022 were Michelle D. Esterman and Gregory J. Ritts, and the non-PEO named executive officers for 2021 were Michelle D. Esterman, Marcello Mastioni and Gregory J. Ritts

(4)
Total Shareholder Return (“TSR”) is calculated based on a fixed $100 investment as of December 31, 2020, with the return on such investment measured as of market close on the last trading day of the year being reported

The following table outlines the adjustments made to the compensation earned by our PEO and non-PEO Named Executive Officers, as presented in the Summary Compensation Table, to derive the Compensation Actually Paid to our PEO and non-PEO Named Executive Officers.
Item and Value Added (Deducted)	2022	2021
For PEO:
Summary Compensation Table Total	$2,671,439	$2,161,673
- Summary Compensation Table “Stock Awards” column value	$(1,414,117)	$(465,961)
+ year-end fair value of outstanding and unvested equity awards granted in the fiscal year	$1,284,961	$552,002
+/- change in fair value of outstanding and unvested equity awards granted in prior years	$(198,831)	$(278,816)
+ vest date fair value of equity awards granted in the covered year	—	—
+/- change in fair value of prior-year equity awards vested in the fiscal year	$17,305	$(184,909)
Compensation Actually Paid	$1,982,789	$1,783,989

Executive Compensation
Item and Value Added (Deducted)	2022	2021
For Non-PEO Named Executive Officers (Average):
Summary Compensation Table Total	$825,190	$867,411
- Summary Compensation Table “Stock Awards” column value	$(324,945)	$(164,044)
+ year-end fair value of outstanding and unvested equity awards granted in the fiscal year	$298,033	$156,575
+/- change in fair value of outstanding and unvested equity awards granted in prior years	$(80,955)	$(57,478)
+ vest date fair value of equity awards granted in the covered year	—	$30,779
+/- change in fair value of prior-year equity awards vested in the fiscal year	$1,532	$(70,771)
Compensation Actually Paid	$638,930	$762,472

The following graphs denote the relationships between net income and TSR with actual compensation paid to the PEO and the average compensation actually paid to Non-PEO Named Executive Officers:

Actual Compensation vs. Net Income (Loss)
2
1.5
1
0.5
0
30
15
0
-15
-30
-45
-60
2021
2022
Actual compensation - PEO
Average compensation - non-PEO NEOs
Net Income (Loss)

Actual Compensation vs. TSR
2
1.5
1
0.5
0
0
-5
-10
-15
-20
-25
-30
2020
2021
2022
Actual compensation - PEO
Average compensation - non-PEO NEOs
TSR

The TSR from December 31, 2020, to December 31, 2021, was negative $12.89, and for the period from December 31, 2020, to December 30, 2022, was negative $26.55. Net income of Altisource was approximately $11.8 million in 2021, with a net loss of approximately $53.4 million in 2022.
Named Executive Officer Compensation
The actual compensation paid to the PEO increased from 2021 to 2022 by approximately $200,000, from approximately $1.78 million in 2021 to approximately $1.98 million in 2022. This compensation increase was mainly due to the reinstatement of a 2021 temporary reduction in the PEO’s salary, which was made in response to the financial condition of the Company. The temporary reduction in the PEO’s salary during 2021 reduced the PEO’s 2021 actual compensation by approximately $253,000. The 2022 increase in PEO actual compensation over 2021 was attributable mainly to the aforementioned salary reinstatement, an increase of approximately $19,000 in incentive compensation and increases of approximately $32,000 pursuant to 2022 Luxembourg wage indexation, with such increases offset by reductions of approximately $105,000 in All Other Compensation (as shown in the Summary Compensation Table).

Executive Compensation
The average actual compensation paid to the non-PEO Named Executive Officers decreased from 2021 to 2022 by approximately $124,000, from approximately $762,000 in 2021 to approximately $639,000 in 2022. This average compensation decrease was mainly due to a reduction of approximately $50,000 from the elimination of one Named Executive Officer position and a reduction of approximately $108,000 of incentive compensation, with such reductions offset by increases of approximately $24,000 attributable to the reinstatement of a 2021 temporary salary reduction and approximately $9,000 pursuant to 2022 Luxembourg wage indexation.
The following graph denotes the components of actual compensation paid to the Named Executive Officers in 2021 and 2022.
The decline in All Other Compensation for non-PEO Named Executive Officer average compensation from 2021 to 2022 is mainly attributable to the elimination of one Named Executive Officer position. Adjusting for the elimination of the one Named Executive Officer position would have reduced the 2021 non-PEO Named Executive Officer average annual All Other compensation from approximately $249,000 to approximately $43,000. The 2022 non-PEO Named Executive Officer average annual All Other compensation is approximately $46,000.

Proposal Two: Approve and Ratify the Audit Committee’s Appointment of the Independent Registered Certified Public Accounting Firm for the Year Ended December 31, 2022

As previously disclosed on our Current Report on Form 8-K (“the Form 8-K”), Mayer Hoffman McCann P.C. (“MHM”), the Company’s previous registered public accounting firm, informed the Company of its decision to resign from this role effective the earlier of (i) the date the Company engaged a new independent registered public accounting firm or (ii) the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022. MHM stated that its resignation was due to MHM’s intent to no longer provide audits of clients’ internal control over financial reporting (“ICFR”). As a public company with revenue in excess of $100 million, Altisource was required to have an audit of its ICFR.
MHM’s reports on the financial statements for the fiscal years ended December 31, 2020 and December 31, 2021, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or auditing principles.
Further, during the Company’s fiscal years ended December 31, 2020 and December 31, 2021, and the subsequent interim period through May 27, 2022, there were (i) no disagreements with MHM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MHM, would have caused it to make a reference to the subject matter of the disagreements in connection with its report, and (ii) no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.
MHM provided the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with the statements contained in the Form 8-K insofar as they relate to MHM.
As also disclosed on Form 8-K, Management and the Audit Committee of our Board of Directors completed a competitive process to engage a new independent auditor for the year ended December 31, 2022. As a result of the process and following careful deliberation, on August 22, 2022, the Company engaged RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm for the year ended December 31, 2022, at which time MHM’s resignation as the Company’s independent registered public accounting firm became effective.
During the years ended December 31, 2020 and December 31, 2021, and through August 22, 2022, neither the Company nor anyone on its behalf consulted with RSM with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by RSM to the Company that RSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
APPROVAL AND RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF RSM US LLP AS
THE INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDED
DECEMBER 31, 2022

Proposal Three
Proposal Three: Appointment of the Independent Registered Certified Public Accounting Firm and Certified Auditor

The Audit Committee of our Board of Directors has approved the appointment of RSM US LLP (“RSM”) as our independent registered certified public accounting firm for the year ending December 31, 2023 and until the Company’s 2024 annual meeting of shareholders, and the appointment of Atwell S.à r.l. (“Atwell”) as our certified auditor (Réviseur d’Entreprises) for statutory accounts as required by Luxembourg law for the same period.
The Audit Committee further recommended that such appointments be submitted for approval by our shareholders at our Annual Meeting.
Representatives of RSM and Atwell will be offered the opportunity to be present at the Annual Meeting and to make any statements they deem appropriate. At this time, we don’t expect representatives of such firms to attend or join the Annual Meeting.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT REGISTERED CERTIFIED PUBLIC
ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2023 AND UNTIL THE COMPANY’S
2024 ANNUAL MEETING OF SHAREHOLDERS AND ATWELL S.À R.L. AS OUR CERTIFIED
AUDITOR FOR THE SAME PERIOD

Report of the Audit Committee

As described more fully in our charter, the Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company’s management is responsible for the preparation and presentation of the Company’s financial statements, the effectiveness of internal control over financial reporting and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered certified public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and of the effectiveness of its internal control over financial reporting in accordance with the Standards of the PCAOB.
In connection with these responsibilities, the Audit Committee met with management and the independent registered certified public accounting firm to review and discuss the December 31, 2022 audited consolidated financial statements. The Audit Committee has discussed with the independent registered certified public accounting firm the matters required to be discussed by the PCAOB Auditing Standard No. 1301, Communications with Audit Committees. The Audit Committee has also received written disclosures from the Company’s independent registered certified public accounting firm, as required by the applicable requirements of the PCAOB, and discussed with the independent registered certified public accounting firm that firm’s independence.
Based upon the Audit Committee’s discussions with management and the independent registered public certified accounting firm referred to above, and the Audit Committee’s review of the representations of management, the Audit Committee recommended that the Board of Directors include the December 31, 2022 audited consolidated financial statements in Altisource’s Annual Report on Form 10-K for the year ended December 31, 2022.
Audit Committee:
Roland Müller-Ineichen, Chair
Mary C. Hickok, Director
Joseph L. Morettini, Director
April 3, 2023

External Auditor Fees

The following table shows the aggregate fees billed to Altisource for professional services by Mayer Hoffman McCann P.C. (“MHM”) and Atwell in fiscal years 2021 and 2022 and RSM US LLP in 2022:
Category	2021	2022
Audit Fees	$1,807,142	$1,453,874
Audit-Related Fees
Tax Fees
All Other Fees		$151,935
Total	$1,807,142	$1,605,809(1)

(1)
Represents $471,240 billed by MHM ($429,555 for audit fees and $41,685 for other fees); $183,747 billed by Atwell (for audit fees); and $950,822 billed by RSM ($840,572 for audit fees and $110,250 for other fees); fees billed by MHM and Atwell include statutory audits required for regulatory compliance purposes.

This category includes the aggregate fees and expenses billed for professional services rendered for the audits of Altisource’s consolidated financial statements for fiscal years 2021 and 2022, for the reviews of the financial statements included in Altisource’s quarterly reports on Form 10-Q during fiscal years 2021 and 2022 and reviews of registration statements and issuances of consents, comfort letters and services that are normally provided by the independent registered certified public accounting firm and affiliates in connection with statutory and regulatory filings or engagements for the relevant fiscal year.
Audit-Related Fees
This category includes the aggregate fees billed by the independent registered certified public accounting firm for fiscal years 2021 and 2022 for audit-related services that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees” and generally consist of fees for other attest engagements under professional auditing standards, internal control-related matters, audits of employee benefit plans and due diligence.
Tax Fees
This category includes the aggregate fees billed for fiscal years 2021 and 2022 for professional services rendered by the independent registered certified public accounting firm for tax compliance, tax planning and tax advice.
Other Fees
This category includes the aggregate fees billed for fiscal years 2021 and 2022 for products and services provided by the independent registered certified public accounting firm that are not reported above under “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”
The Audit Committee considered the compatibility of the non-audit-related services provided by, and fees paid to, MHM in fiscal years 2021 and 2022, as applicable, and to RSM in fiscal year 2022, and determined that such services and fees were compatible with the independence of each auditor.
The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered certified public accounting firm in order to assure that the provision of such services does not impair the independent registered certified public accounting firm’s independence. In fiscal years 2021 and 2022, all services associated with the independent registered certified public accounting firms were pre-approved by the Audit Committee or by the Audit Committee Chair pursuant to authority delegated to him as described below.
Substantially all of MHM personnel, who work under the control of MHM shareholders, are sourced from wholly-owned subsidiaries of CBIZ, Inc.
Audit Committee Pre-Approval Policy
The Audit Committee has pre-approved certain audit services, audit-related services and non-audit services to be performed by the independent auditors in its Pre-Approval Policy. Except for the services pre-approved

External Auditor Fees
pursuant to this policy, all permissible audit services, audit-related services, tax services and non-audit services must be separately pre-approved by the Audit Committee or any member of the Audit Committee to whom such authority is delegated. The Audit Committee has delegated authority to the Audit Committee Chair to pre-approve all such services, except services related to the independent auditor’s annual audit of the Company, which is subject to the specific pre-approval of the Audit Committee. The Audit Committee Chair reports any pre-approval decisions to the Audit Committee for their ratification.
The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditor.

Proposal Four
Proposal Four: Appointment of the Supervisory Auditor (Commissaire aux Comptes)

Under the Luxembourg Law of 10 August 1915 on commercial companies, as amended (the “Luxembourg Company Law”), we are required to submit both consolidated and unconsolidated annual accounts for Altisource Portfolio Solutions S.A. for approval by our shareholders.
Further, we are required to appoint a supervisory auditor to report on Altisource Portfolio Solutions S.A.’s unconsolidated annual accounts prepared in accordance with Luxembourg GAAP (the “Luxembourg Annual Accounts”). The supervisory auditor does not audit the Company’s Luxembourg Annual Accounts, but provides an annual report confirming that the Company’s unconsolidated accounts agree with the accounting records and documents of the Company. The supervisory auditor may be a member of the Company’s management (who is not a member of the Board of Directors) or a third party, and may be appointed for a renewable term of up to six (6) years.
Based on the foregoing, our Board of Directors has recommended the appointment of Michelle D. Esterman, Chief Financial Officer of the Company, to be our supervisory auditor for the Luxembourg Annual Accounts until the Company’s 2029 annual meeting of shareholders or until her successor is duly elected and qualified. The Board of Directors has further recommended that such appointment be submitted for approval by our shareholders at the Annual Meeting.
Ms. Esterman will be present at the Annual Meeting and will be available to respond to questions from shareholders.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPOINTMENT OF MICHELLE D. ESTERMAN, CHIEF FINANCIAL OFFICER OF THE
COMPANY, TO BE OUR SUPERVISORY AUDITOR (COMMISSAIRE AUX COMPTES) TO
REPORT ON THE LUXEMBOURG ANNUAL ACCOUNTS FOR THE YEAR ENDING
DECEMBER 31, 2023 AND UNTIL THE COMPANY’S 2029 ANNUAL MEETING OF
SHAREHOLDERS OR UNTIL HER SUCCESSOR IS DULY ELECTED AND QUALIFIED

Proposal Five
Proposal Five: Approval of the Company’s Luxembourg Statutory Accounts

Pursuant to Luxembourg law, the Luxembourg Annual Accounts and the Consolidated Accounts (the “Luxembourg Statutory Accounts”) must be submitted each year to shareholders for approval at the Annual Meeting.
The Luxembourg Annual Accounts are prepared in accordance with Luxembourg generally accepted accounting principles and consist of a balance sheet, a profit and loss account and the notes for the unconsolidated Altisource Portfolio Solutions S.A. entity. There is no statement of movements in equity or statement of cash flows included in the Luxembourg Annual Accounts under Luxembourg generally accepted accounting principles. Profits earned by the subsidiaries of Altisource Portfolio Solutions S.A. are not included in the Luxembourg Annual Accounts unless such amounts are distributed to Altisource Portfolio Solutions S.A. The Luxembourg Annual Accounts as of and for the year ended December 31, 2022 reflect total assets of $1,133.4 million and a loss for the year then ended of $11.0 million.
The Consolidated Accounts are prepared in accordance with IFRS, and consist of a balance sheet, statement of operations, statement of changes in stockholders’ equity, statement of cash flows and the accompanying notes. The Consolidated Accounts present the financial position and results of operations for Altisource and all of its subsidiaries as if the individual entities were a single company. As of December 31, 2022, the Consolidated Accounts reflect total deficit of $118.2 million and net loss for the year then ended of $54.5 million.
Pursuant to Luxembourg law, following shareholder approval of the Luxembourg Statutory Accounts, such accounts must be filed with the Luxembourg trade registry as public documents. If Altisource does not receive shareholder approval of the Luxembourg Statutory Accounts, we cannot make this filing.
Altisource’s Luxembourg Statutory Accounts will be available to shareholders at Altisource’s registered office, during business hours, by appointment, subject to location limitations, if any, that may be imposed by the Luxembourg government, from May 2, 2023 until the conclusion of the Annual Meeting.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE LUXEMBOURG STATUTORY ACCOUNTS

Proposal Six
Proposal Six: Receipt and Approval of the Directors’ Report for the Luxembourg Statutory Accounts and Receipt of the Supervisory Auditor’s Report for the Luxembourg Annual Accounts

Under Luxembourg law, the Board of Directors is required to prepare an annual Directors’ report for the Luxembourg Statutory Accounts (the “Directors’ Report”). The Directors’ Report presents the Luxembourg Statutory Accounts for the relevant fiscal year, provides an explanation as to the results and certain other required Company matters and proposes the allocation of such results to the shareholders.
Luxembourg law also requires the Company’s supervisory auditor (Commissaire aux Comptes) to provide an annual report confirming that the Company’s Luxembourg Annual Accounts agree with the accounting records and documents of the Company.
The Directors’ Report for the year ended December 31, 2022 and the report of the supervisory auditor for the Luxembourg Annual Accounts for the same period will be available to shareholders at Altisource’s registered office, during business hours, by appointment, subject to location limitations, if any, that may be imposed by the Luxembourg government, from May 2, 2023 until the conclusion of the Annual Meeting. Following shareholder approval of the Luxembourg Statutory Accounts, these reports will be filed with the Luxembourg trade registry as public documents.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE RECEIPT AND APPROVAL OF THE DIRECTORS’ REPORT FOR
THE LUXEMBOURG STATUTORY ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 2022 AND
THE RECEIPT OF THE REPORT OF THE SUPERVISORY AUDITOR (COMMISSAIRE AUX COMPTES)
FOR THE LUXEMBOURG ANNUAL ACCOUNTS FOR THE SAME PERIOD

Proposal Seven
Proposal Seven: Allocation of the Results in the Luxembourg Annual Accounts

Each year, the shareholders of Altisource are required to approve the allocation of the results of the unconsolidated Altisource Portfolio Solutions S.A. entity, as determined by the Luxembourg Annual Accounts.
Luxembourg law requires that at least five percent (5%) of the net profits, if any, for the Luxembourg Annual Accounts be allocated to a legal reserve; provided, however that an allocation ceases to be compulsory when the legal reserve reaches ten percent (10%) of the share capital of Altisource, but again becomes compulsory when the reserve amount falls below this threshold. As the Company had a net loss pursuant to its Luxembourg Annual Accounts for the year ended December 31, 2022, no such allocation is required.
As of December 31, 2021, the Luxembourg Annual Accounts for Altisource reflect total assets of $1,133.4 million and a loss for the year then ended of $11.0 million. As noted in Proposal Five, profits earned by subsidiaries of Altisource are not included in the calculation of net profits for Altisource’s Luxembourg Annual Accounts unless such profits have been distributed to Altisource Portfolio Solutions S.A.
The Board of Directors proposes to allocate the loss of $11.0 million reflected in the Luxembourg Annual Accounts to reduce profit brought forward.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE ALLOCATION OF THE RESULTS IN THE LUXEMBOURG
ANNUAL ACCOUNTS FOR THE YEAR ENDED DECEMBER 31, 2022

Proposal Eight
Proposal Eight: Discharge of the Directors and the Supervisory Auditor

Pursuant to Luxembourg law, after the approval of the Luxembourg Statutory Accounts (as discussed in Proposal Five above), shareholders must vote on whether to discharge Altisource’s Directors for the performance of their mandate for the year ended December 31, 2022 and the supervisory auditor (Commissaire aux Comptes) for the performance of her mandate for the same period. If the shareholders grant the discharge for the relevant period, shareholders will not be able to initiate a liability claim against such Directors and/or supervisory auditor in connection with the performance of their mandates for such period. However, such discharge will not be valid in certain instances as specified in article 461-7 of the Luxembourg Company Law. For fiscal year 2022, Altisource believes no such instances have occurred.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE DISCHARGE OF EACH OF THE DIRECTORS OF ALTISOURCE
PORTFOLIO SOLUTIONS S.A. FOR THE PERFORMANCE OF THEIR MANDATE FOR THE YEAR
ENDED DECEMBER 31, 2022 AND THE DISCHARGE OF THE SUPERVISORY AUDITOR
(COMMISSAIRE AUX COMPTES) FOR THE PERFORMANCE OF HER MANDATE FOR
THE SAME PERIOD

Proposal Nine
Proposal Nine: Approve the Renewal and Amendment of our Share Repurchase Program

At our 2018 annual meeting of shareholders, our shareholders approved renewing our share repurchase program authorizing the repurchase of up to twenty-five percent (25%) of the outstanding shares of the Company’s common stock as of the close of business on the date of shareholder approval (the “Share Repurchase Program”). Under that program, shares are eligible for repurchase at a minimum price of one dollar ($1.00) per share and a maximum price of five hundred ($500.00) per share, with the maximum price to be adjusted for any stock splits and reverse stock splits. As of March 24, 2023, 2,386,436 shares of common stock remain available for repurchase under our Share Repurchase Program, with the last share repurchase under the program occurring in 2019 (other than forfeited employee shares to pay taxes on exercised equity awards, as applicable). The Board of Directors has approved renewing and amending our Share Repurchase Program such that the Board of Directors is empowered to continue to purchase outstanding shares of the Company’s stock within the following limits.
Our Share Repurchase Program will continue to be subject to the terms of our senior secured term loan and Luxembourg law and provides for the equal treatment of shareholders. The term of authorization for repurchases will be five (5) years from the date of the Annual Meeting. The maximum number of shares authorized to be repurchased will be fifteen percent (15%) of shares outstanding as of the close of business on the date of the Annual Meeting. Shares will be eligible for repurchase at a minimum price of one dollar ($1.00) per share and a maximum price of twenty-five dollars ($25.00) per share, with the maximum price to be adjusted for any stock splits and reverse stock splits. The purchase volumes will be subject to daily volume restrictions per SEC regulations and contractual limitations, if any. The Company’s current senior secured term loan does not permit the repurchase of shares by the Company, except for certain limited repurchases of executive or employee shares as provided under the Term Loan Amendment. The Board of Directors shall be empowered to authorize the Managing Executive Officer (administrateur délégué) of the Company, with power of substitution, to decide, within the limits of the authorization set out above, the timing and conditions of the share repurchases under the Share Repurchase Program. The authority granted under the Share Repurchase Program shall apply to all classes of shares authorized pursuant to our Articles of Incorporation.
The Board of Directors believes the Share Repurchase Program could provide flexibility for Altisource to be opportunistic in repurchasing shares. Additionally, the Board of Directors believes the Share Repurchase Program will assist in offsetting shareholder dilution resulting from periodic grants of equity incentive awards.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE
APPROVAL OF THE RENEWAL AND AMENDMENT OF OUR SHARE REPURCHASE PROGRAM
SUCH THAT ALTISOURCE IS AUTHORIZED, FOR A PERIOD OF FIVE YEARS FROM THE DATE
OF THE ANNUAL MEETING, TO REPURCHASE UP TO FIFTEEN PERCENT (15%) OF THE
OUTSTANDING SHARES OF ITS COMMON STOCK (AS OF THE CLOSE OF BUSINESS ON THE
DATE OF THE ANNUAL MEETING) AT A MINIMUM PRICE OF ONE DOLLAR ($1.00) PER
SHARE AND A MAXIMUM PRICE OF TWENTY-FIVE DOLLARS ($25.00) PER SHARE, WITH THE
MAXIMUM PRICE TO BE ADJUSTED FOR ANY STOCK SPLITS AND REVERSE STOCK SPLITS

Proposal Ten
Proposal Ten: Advisory Acknowledgment of the Sale by the Company of 4,550,000 Shares of Common Stock held as Treasury Shares on February 14, 2023 in a Public Offering of Shares at a Price of Five Dollars ($5.00) per Share

On February 14, 2023, we closed on an underwritten public offering to sell 4,550,000 shares of our common stock, at a price of five dollars ($5.00) per share, generating net proceeds of approximately $21.2 million, after deducting the underwriting discounts and commissions and other offering expenses.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE PROPOSAL TO ACKNOWLEDGE ON AN ADVISORY (NON-BINDING)
BASIS, THE SALE BY THE COMPANY OF 4,550,000 SHARES OF COMMON STOCK HELD AS
TREASURY SHARES ON FEBRUARY 14, 2023 IN A PUBLIC OFFERING OF SHARES AT A PRICE OF
FIVE DOLLARS ($5.00) PER SHARE

Proposal Eleven
Proposal Eleven: Advisory Vote on Executive Compensation (“Say-on-Pay”)

At our 2017 annual meeting of shareholders, our shareholders voted in favor of an annual frequency for advisory votes with respect to our executive compensation.
In light of this vote, and pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, the Company is presenting this proposal, which gives shareholders the opportunity to approve or not approve, on an advisory (non-binding) basis, our pay program for Named Executive Officers.
Our executive compensation program is designed to attract, incent and retain our Named Executive Officers, who are critical to our success. Pursuant to these programs, the Company seeks to reward the Named Executive Officers for achieving strategic business goals designed to deliver long-term shareholder value. Shareholders should read the Executive Compensation section of this proxy statement, which discusses our compensation programs and the 2022 compensation for our named executive officers.
While our Board of Directors intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.
You may vote for or against the approval of the compensation of the Company’s Named Executive Officers as disclosed in the Summary Compensation Table and accompanying compensation tables and related information contained in this proxy statement.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE, ON AN ADVISORY (NON-BINDING) BASIS,
THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE COMPANY’S
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS PURSUANT TO THE
COMPENSATION DISCLOSURE RULES OF THE SEC, INCLUDING THE SUMMARY COMPENSATION
TABLE AND ACCOMPANYING COMPENSATION TABLES AND RELATED INFORMATION

Proposal Twelve
Proposal Twelve: Advisory Vote on the Frequency of the Executive Compensation Shareholder Advisory Vote (“Say-on-Frequency”)

As required by Section 14A of the Securities Exchange Act, the Company is presenting this proposal which gives you, as a shareholder, the opportunity to inform the Company as to how often you wish the Company to include a Say-On-Pay proposal, similar to Proposal Eleven, in this proxy statement.
You may vote to include an advisory vote on the compensation of the Company’s Named Executive Officers pursuant to Section 14A of the Securities Exchange Act every one (1), two (2) or three (3) years or you may abstain.
While our Board of Directors intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.
Signed proxies returned without specific voting directions will be voted for a frequency of one (1) year.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE, ON AN ADVISORY
(NON-BINDING) BASIS, FOR THE OPTION OF “ONE (1) YEAR” AS THE FREQUENCY WITH WHICH
SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF NAMED
EXECUTIVE OFFICERS

Business Relationships and Related Person Transactions

The Board of Directors has adopted, as set forth within our written Code of Business Conduct and Ethics, certain policies and procedures for the review and approval of transactions in which a conflict of interest may arise. The Code of Business Conduct and Ethics is available at https://ir.altisource.com/corporate-governance. Any situation that potentially qualifies as a conflict of interest is to be disclosed to the Chief Legal and Compliance Officer to assess the nature and extent of any concern as well as the appropriate next steps. The Chief Legal and Compliance Officer will notify the Chairman of the Board of Directors or the Audit Committee Chair, as appropriate, if any such situation requires Board of Directors or Audit Committee review.
The Audit Committee of the Board of Directors has adopted written policies and procedures to govern the review and approval of transactions involving Altisource and a Related Person (as defined by SEC Regulation S-K).
We received certain services from Aldridge | Pite, LLP (“Aldridge Pite”); John G. Aldridge, Jr., the founder and managing partner of Aldridge Pite, was appointed to our Board of Directors on May 17, 2022.
ALDRIDGE | PITE, LLP
Aldridge Pite has received $121,061 and $61,227 from the Company for the years ended December 31, 2022 and December 31, 2021, respectively. Services provided by Aldridge Pite during such period included eviction services.

Shareholder Proposals

Pursuant to SEC rules, any proposal that a shareholder desires to have included in our proxy materials relating to our 2024 annual meeting of shareholders must be received at our registered office no later than December 5, 2023. In addition to any shareholders’ rights under the Luxembourg Company Law and the Company’s Articles of Incorporation, for any proposal that is not submitted for inclusion in the proxy statement for the 2024 annual meeting of shareholders, but is instead sought to be presented directly at the 2024 annual meeting of shareholders, SEC rules permit the persons appointed as proxies to vote shares represented by valid proxies in their discretion if we: (i) receive the proposal no later than February 18, 2024 and advise shareholders in the 2024 proxy statement about the nature of the matter and how the persons appointed as proxies intend to vote on such matter; or (ii) receive notice of the proposal after February 18, 2024.
Notice of intent to present a proposal at the 2024 annual meeting of shareholders should be directed to our Corporate Secretary at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg. Any shareholder proposal must be sent by certified mail, return-receipt requested.
Annual Report

A copy of our annual report to shareholders on Form 10-K for the year ended December 31, 2022 was made available to shareholders on March 30, 2023. The annual report can be found on our website www.altisource.com under Investor Relations. We will furnish without charge to each person whose proxy is solicited and to any beneficial owner entitled to vote at the Annual Meeting, on written request, a copy of our annual report on Form 10-K for the year ended December 31, 2022, that we are required to file with the SEC under the Exchange Act. Such requests should be directed to Investor Relations, Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg.

Other Matters

Proxies will be solicited on behalf of the Board of Directors by mail or electronic means, and we will pay the solicitation costs. Copies of the annual report for 2022 and this proxy statement will be made available to banks or brokers, for the purpose of soliciting proxies from beneficial owners. In addition to solicitations by mail or electronic means, our Directors, officers and employees may solicit proxies personally or by telephone without additional cost.
The shares represented by all valid proxies will be voted in the manner specified. Where specific choices are not indicated, except with respect to “broker non-votes,” each proxy received for the Annual Meeting will be voted “FOR” each of the nominees for Director named in this proxy statement and “FOR” Proposal Two through Proposal Twelve, inclusive. Should any matter not described above be properly presented at either meeting, the persons appointed as proxies will vote according to their discretion.
If you are the beneficial owner, but not the record holder of shares of our common stock and have requested a copy of this proxy statement, your bank or broker may only deliver one (1) copy of this proxy statement and our 2022 annual report to multiple shareholders who share an address unless the bank or broker has received contrary instructions from one (1) or more of the shareholders. Shareholders at an address to which a single copy of this proxy statement and our 2022 annual report was sent may request a separate copy by contacting the Office of the Corporate Secretary by mail at Altisource Portfolio Solutions S.A., 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg, or by email at corporatesecretary@altisource.com. Beneficial owners sharing an address who are receiving multiple copies and who wish to receive a single copy of the materials in the future will need to contact their bank or broker to request that only a single copy of each document be mailed to all shareholders at the shared address.
This proxy statement and our 2022 annual report will be available on our website under Investor Relations-Financial Information at https://ir.altisource.com/financial-information. In addition, this proxy statement and our 2022 annual report will be available at www.proxyvote.com. If you are a shareholder of record, you can elect to access future proxy statements and annual reports electronically by following the instructions on your proxy cards. If you choose this option, you will receive a notice by mail listing the website locations, and your choice will remain in effect until you notify us by mail that you no longer wish to receive materials electronically. If you hold your common stock through a bank or broker, please refer to the information provided by that entity for instructions on how to elect this option.

ALTISOURCE PORTFOLIO SOLUTIONS S.A. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the lnternet to transmit your voting instructions and for electronic delivery of information up until 3:59 p.m. Eastern Time on May 15, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Altisource Portfolio Solutions S.A. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V06485-P83716 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ALTISOURCE PORTFOLIO SOLUTIONS S.A. 1. Election of Directors The Board of Directors recommends that you vote FOR the following nominees: For Against Abstain 1a. John G. Aldridge, Jr. 1b. Mary C. Hickok ! ! ! ! ! ! 6. Proposal to receive and approve the Directors’ report for the Luxembourg Statutory Accounts for the year ended December 31, 2022 and to receive For Against Abstain 1c. Joseph L. Morettini 1d. Roland Müller-Ineichen ! ! ! ! ! ! the report of the supervisory auditor (Commissaire aux Comptes) for the Luxembourg Annual Accounts for the same period 7. Proposal to allocate the results in the Luxembourg Annual Accounts for the year ended December 31, 2022 ! ! ! 8. Proposal to discharge each of the Directors of Altisource Portfolio 1e. William B. Shepro ! ! ! The Board of Directors recommends that you vote FOR the following Solutions S.A. for the performance of their mandates for the year ended December 31, 2022 and the supervisory auditor (Commissaire aux Comptes) for the performance of her mandate for the same period proposals: 2. Proposal to approve and ratify the Audit Committee’s appointment of For Against Abstain 9. Proposal to approve the renewal and amendment of our share repurchase program such that Altisource Portfolio Solutions S.A. is authorized, for a RSM US LLP as our independent registered certified public accounting firm for the year ended December 31, 2022 3. Proposal to approve the appointment of RSM US LLP to be our independent registered certified public accounting firm for the year ending December 31, 2023 and until the Company's 2024 annual meeting of shareholders, and the appointment of Atwell S.à.r.l. to be our certified auditor (Réviseur d’Entreprises) for the same period 4. Proposal to approve the appointment of Michelle D. Esterman, Chief Financial Officer of the Company, to be our supervisory auditor (Commissaire aux Comptes) to report on Altisource Portfolio Solutions S.A.’s unconsolidated annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg (the "Luxembourg Annual Accounts") for the year ending December 31, 2023 and until the Company's 2029 annual meeting of period of five years from the date of the Annual Meeting, to repurchase up to fifteen percent (15%) of the outstanding shares of its common stock (as of the close of business on the date of the Annual Meeting) at a minimum price of one dollar ($1.00) per share and a maximum price of twenty-five dollars ($25.00) per share, with the maximum price to be adjusted for any stock splits and reverse stock splits 10. Proposal to acknowledge, on an advisory (non-binding) basis, the sale by the Company of 4,550,000 shares of common stock held as treasury shares on February 14, 2023 in a public offering of shares at a price of five dollars ($5.00) per share 11. Proposal to approve, on an advisory (non-binding) basis, the compensation of Altisource’s named executive officers as disclosed in the proxy statement ("Say-on-Pay") The Board of Directors recommends you vote for "ONE shareholders, or until her successor is duly elected and qualified 5. Proposal to approve Altisource Portfolio Solutions S.A.'s Luxembourg Annual Accounts for the year ended December 31, 2022 and Altisource Portfolio Solutions S.A.'s consolidated financial statements prepared in ! ! ! accordance with International Financial Reporting Standards ("IFRS") (the YEAR" on the following proposal: 12. Proposal to approve, on an advisory (non-binding) basis, the frequency of future shareholder advisory votes on executive compensation ("Say-on-Frequency") 1 Year 2 Years 3 Years Abstain ! ! ! ! "Consolidated Accounts" and, together with the Luxembourg Annual Accounts, the "Luxembourg Statutory Accounts") as of and for the year ended December 31, 2022 NOTE: Proxies will vote in their discretion upon such other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof. Yes No Please indicate if you plan to attend this meeting. ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com. V06486-P83716 ALTISOURCE PORTFOLIO SOLUTIONS S.A. 33, BOULEVARD PRINCE HENRI, L-1724 LUXEMBOURG CITY, GRAND DUCHY OF LUXEMBOURG REVOCABLE PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALTISOURCE PORTFOLIO SOLUTIONS S.A. FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2023, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. The undersigned shareholder(s) hereby appoint(s), as proxy, William B. Shepro and Gregory J. Ritts, or either of them (the "Proxies"), with full powers of substitution, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Altisource Portfolio Solutions S.A. (the "Company") that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company located at 33, Boulevard Prince Henri, L-1724 Luxembourg City, Grand Duchy of Luxembourg on Tuesday, May 16, 2023, at 9:00 a.m. Central European Time and at any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the election of each of the nominees to the Board of Directors; FOR the approval and ratification of the Audit Committee’s appointment of RSM US LLP as our independent registered certified public accounting firm for the year ended December 31, 2022; FOR the approval of the appointment of RSM US LLP to be our independent registered certified public accounting firm for the year ending December 31, 2023 and until the Company’s 2024 annual meeting of shareholders, and the appointment of Atwell S.à.r.l. to be our certified auditor (Réviseur d’Entreprises) for the same period; FOR the approval of the appointment of Michelle D. Esterman, Chief Financial Officer of the Company, to be our supervisory auditor (Commissaire aux Comptes) to report on Altisource Portfolio Solutions S.A.’s unconsolidated annual accounts prepared in accordance with accounting principles generally accepted in Luxembourg (the "Luxembourg Annual Accounts") for the year ending December 31, 2023 and until the Company’s 2029 annual meeting of shareholders or until her successor is duly elected and qualified; FOR the approval of Altisource Portfolio Solutions S.A.'s Luxembourg Annual Accounts for the year ended December 31, 2022 and Altisource Portfolio Solutions S.A.'s consolidated financial statements prepared in accordance with International Financial Reporting Standards ("IFRS") (the "Consolidated Accounts" and, together with the Luxembourg Annual Accounts, the "Luxembourg Statutory Accounts") as of and for the year ended December 31, 2022; FOR the receipt and approval of the Directors’ report for the Luxembourg Statutory Accounts for the year ended December 31, 2022 and to receive the report of the supervisory auditor (Commissaire aux Comptes) for the Luxembourg Annual Accounts for the same period; FOR the allocation of the results in the Luxembourg Annual Accounts for the year ended December 31, 2022; FOR the discharge of each of the Directors of Altisource Portfolio Solutions S.A. for the performance of their mandates for the year ended December 31, 2022 and the supervisory auditor (Commissaire aux Comptes) for the performance of her mandate for the same period; FOR the approval of the renewal and amendment of our share repurchase program such that Altisource Portfolio Solutions S.A. is authorized, for a period of five years from the date of the Annual Meeting, to repurchase up to fifteen percent (15%) of the outstanding shares of its common stock (as of the close of business on the date of the Annual Meeting) at a minimum price of one dollar ($1.00) per share and a maximum price of twenty-five dollars ($25.00) per share, with the maximum price to be adjusted for any stock splits and reverse stock splits; FOR the acknowledgment, on an advisory (non-binding) basis, of the sale by the Company of 4,550,000 shares of common stock held as treasury shares on February 14, 2023 in a public offering of shares at a price of five dollars ($5.00) per share; FOR the approval, on an advisory (non-binding) basis, of the compensation of Altisource’s named executive officers as disclosed in the proxy statement ("Say-on-Pay"); FOR the approval, on an advisory (non-binding) basis, of the frequency of future shareholder advisory votes on executive compensation ("Say-on-Frequency"); and in the discretion of the Proxies on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof. This proxy may be revoked at any time prior to the time it is voted at the Annual Meeting. The undersigned shareholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders of Altisource Portfolio Solutions S.A. to be held on May 16, 2023, or any adjournment or postponement thereof, and a Proxy Statement for the Annual Meeting prior to the signing of this proxy. Continued and to be dated and signed on the reverse side